                                                                  EXECUTION COPY

                                 US$220,000,000

                              TERM LOAN AGREEMENT

                            Dated as of May 15, 1996

                                     Among
                    COMPANlA DE INVERSIONES DE ENERGIA S.A.,
                                  as Borrower
                                      and
                       THE INITIAL LENDERS NAMED HEREIN,
                               as Initial Lenders
                                      and

                               SOCIETE GENERALE,
                    BANCO SUPERVIELLE SOCIETE GENERALE S.A.

                                      and
                             GOLDMAN, SACHS & CO.,
                                  as Arrangers
                                      and

              BANQUE EUROPEENNE POUR L'AMERIQUE LATINE (BEAL) S.A.
                BANCO RIO DE LA PLATA S.A. - GRAND CAYMAN BRANCH
             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
                                BANK OF MONTREAL
                                  ING BARINGS
                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK
                          WEST MERCHANT BANK LIMITED,

                               As Managing Agents

                                      and

                       SOCIETE GENERALE, SOUTHWEST AGENCY

                            as Administrative Agent

                               TABLE OF CONTENTS

                                                                                                               Page
                                                        ARTICLE I

                                             DEFINITIONS AND ACCOUNTING TERMS

SECTION       1.01. Certain Defined Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
SECTION       1.02  Computation of Time Periods   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
SECTION       1.03  Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10

                                                        ARTICLE II

                                            AMOUNTS AND TERMS OF THE ADVANCES

SECTION       2.01. The Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11
SECTION       2.02. Making the Advances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11
SECTION       2.03. Interest Period Elections   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12
SECTION       2.04. Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     13
SECTION       2.05. Termination or Reduction of the Commitments   . . . . . . . . . . . . . . . . . . . . . .     13
SECTION       2.06. Repayment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     13
SECTION       2.07. Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     13
SECTION       2.08. Interest Rate Determination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     13
SECTION       2.09. Basis for Determining Interest Rate Inadequate or Unfair  . . . . . . . . . . . . . . . .     14
SECTION       2.10. Mandatory Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14
SECTION       2.11. Optional Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14
SECTION       2.12. Increased Costs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15
SECTION       2.13. Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16
SECTION       2.14. Substitution of Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16
SECTION       2.15. Payments and Computations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16
SECTION       2.16. Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     17
SECTION       2.17. Sharing of Payments, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
SECTION       2.18. Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19

                                                       ARTICLE III

                                                  CONDITIONS TO LENDING

SECTION       3.01. Conditions Precedent to Making the Advances   . . . . . . . . . . . . . . . . . . . . . .     19

                                                        ARTICLE IV

                                              REPRESENTATIONS AND WARRANTIES

SECTION       4.01. Representations and Warranties of the Borrower  . . . . . . . . . . . . . . . . . . . . .     21
SECTION       4.02. Acknowledgment of Reliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     24

                                       ii

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
                                                        ARTICLE V

                                                COVENANTS OF THE BORROWER

SECTION       5.01. Affirmative Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     24
SECTION       5.02. Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     27
SECTION       5.03. Financial Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     29

                                                        ARTICLE VI

                                                    EVENTS OF DEFAULT

SECTION       6.01. Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     30
SECTION       6.02. Notice of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     31

                                                       ARTICLE VII

                             THE ADMINISTRATIVE AGENT, THE ARRANGERS AND THE MANAGING AGENTS

SECTION       7.01. Authorization and Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     32
SECTION       7.02. Administrative Agent's Reliance, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . .     32
SECTION       7.03. Societe Generale and Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . . . .     32
SECTION       7.04. Lender Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     32
SECTION       7.05. Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     33
SECTION       7.06. Successor Administrative Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     33
SECTION       7.07. Arrangers and Managing Agents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     34

                                                       ARTICLE VIII

                                                      MISCELLANEOUS

SECTION       8.01. Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     34
SECTION       8.02. Notices, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     34
SECTION       8.03. No Waiver; Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     35
SECTION       8.04. Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     35
SECTION       8.05. Right of Set-off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     36
SECTION       8.06. Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     37
SECTION       8.07. Assignments and Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     37
SECTION       8.08. Confidentiality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     39
SECTION       8.09. Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     39
SECTION       8.10. Execution in Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     39
SECTION       8.11. Submission to Jurisdiction; Service of Process  . . . . . . . . . . . . . . . . . . . . .     39
SECTION       8.12. Waiver of Sovereign Immunity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     40
SECTION       8.13. The Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     40
SECTION       8.14. Judgment Currency   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     41
SECTION       8.15. Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     41
SECTION       8.16. Use of English Language   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     42

                                      iii

                                                                                                               Page
SECTION       8.17. Titles and Headings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     42
SECTION       8.18. Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     42





Schedules
---------

Schedule    I - List of Lending Offices and Addresses for Notices

Schedule    II - Approved Argentine Banks

Schedule    5.02(a) - Existing Liens



Exhibits
--------

Exhibit A - Form of Promissory Note

Exhibit B - Form of Notice of Borrowing

Exhibit C - Form of Assignment and Acceptance

Exhibit D - Form of Opinion of Argentine Counsel for the Borrower

Exhibit E - Form of Opinion of New York Counsel for the Borrower

Exhibit F - Form of Opinion of Special Argentine Counsel for the Administrative
            Agent

Exhibit G - Form of Opinion of Special New York Counsel for the Administrative
            Agent

                              TERM LOAN AGREEMENT
                            Dated as of May 15, 1996


                 COMPANIA DE INVERSIONES DE ENERGIA S.A., a sociedad anonima organized under the laws of the Republic of Argentina (the "Borrower"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as "Initial Lenders" (the "Initial Lenders"), SOCIETE GENERALE, BANCO SUPERVIELLE SOCIETE GENERALE S.A. and GOLDMAN, SACHS & CO., as arrangers (the "Arrangers"), BANQUE EUROPEENNE POUR L'AMERIQUE LATINE (BEAL) S.A., BANCO RIO DE LA PLATA S.A. - GRAND CAYMAN. BRANCH, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, BANK OF MONTREAL, ING BARINGS, MORGAN GUARANTY TRUST COMPANY OF NEW YORK and WEST MERCHANT BANK LIMITED, as Managing Agents (the "Managing Agents"), and SOCIETE GENERALE, Southwest Agency, as administrative agent (the "Administrative Agent") for the Lenders (as hereinafter defined), agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                 SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                 "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise,

                 "Administrative Agent" has the meaning specified in the introductory paragraph hereof.

                 "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent at Societe Generale, New York Branch at 1221 Avenue of the Americas, New York, New York 10020, ABA No. 026004226 for credit to Account No. 9035699, Reference CIESA.

                 "Advance" means an advance by a Lender to the Borrower pursuant to Article II.

                 "Argentine GAAP" has the meaning specified in Section 1.03.

                 "Arrangers" has the meaning specified in the introductory paragraph hereof.

                 "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit C hereto.

                 "Availability Period" means the period from and including the Effective Time to and including the Termination Date.

                 "Bonex" has the meaning specified in Section 8.14(b).

                 "Borrower" has the meaning specified in the introductory paragraph hereof.

                 "Borrowing" means the borrowing hereunder consisting of Advances made to the Borrower on the Borrowing Date pursuant to Article II.

                 "Borrowing Date" means the Eurodollar Business Day within the Availability Period specified in the Notice of Borrowing as the date upon which the Borrower will make the Borrowing hereunder.

                 "Capital Markets Transaction" means any (i) Debt Sale or (ii) Equity Sale.

                 "CNV" means Comision Nacional de Valores.

                 "Commitment" has the meaning specified in Section 2.01.

                 "Confidential Information" means information that the Borrower furnishes to the Administrative Agent or any Arranger, Managing Agent or Lender or to any agent or representative thereof in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Administrative Agent or such Arranger, Managing Agent or Lender from a source other than the Borrower or any Arranger, Managing Agent or Lender or another Person that is subject to an obligation to keep such information confidential.

                 "Consolidated" refers to the consolidation of accounts in accordance with Argentine GAAP.

                 "Court Days" means any day on which courts in the Republic are open for working on ordinary matters, as provided by Article 152 of the National Code of Civil and Commercial Proceedings and the regulations referred to therein.

                 "Debt" of any Person means, without duplication, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

                 "Debt Sale" means the incurrence by the Borrower of any indebtedness for borrowed money other than any such indebtedness incurred (i) hereunder or (ii) under any short-term bank loan or line of credit existing on the date hereof, or any extension or renewal thereof or any replacement thereof with any other short-term bank loan or line of credit.

                 "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                 "Dollars", "US$" and "$" means the lawful currency of the United States.

                 "Domestic Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City.

                 "EBITDA" of any Person means, for any period, net income (or net loss) (excluding extraordinary gains or losses) plus the sum of (a) interest expense, (b) income and asset tax expense, (c) depreciation expense and (d) amortization expense, in each case to the extent deducted in the computation of such net income, all as determined in accordance with Frozen Argentine GAAP.

                 "Effective Time" has the meaning specified in Section 8.06.

                 "Election Date" has the meaning specified in Section 2.03(a).

                 "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; (iii) a commercial bank organized under the laws of any country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Bahamas or the Cayman Islands, or a political subdivision of any thereof, and having a combined capital and surplus of at least US$100,000,000, or an Affiliate of such a commercial bank; (iv) the central bank of any country that is a member of the Organization for Economic Cooperation and Development; (v) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus of at least US$100,000,000; provided, that any Person referred to in clause (iii), (iv) or
(v) above shall have been approved in writing by the Borrower, such approval not to be unreasonably withheld or delayed; and (vi) any other Person approved, by the Administrative Agent and the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

                 "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief available under Argentine law.

                 "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or-discharge of Hazardous Materials.

                 "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

                 "Equity Sale" means the sale by the Borrower of any equity securities of the Borrower or any of its Subsidiaries, other than a sale to the Borrower or any of its Subsidiaries.

                 "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                 "Eurodollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

                 "Eurodollar Margin" means, as of any date, a percentage per annum as set forth below:

==================================================================================================
               Period                                                           Eurodollar Margin
==================================================================================================
 From and including the Borrowing Date
 to but excluding the first Interest Step-up                                          2.40%
 Date
--------------------------------------------------------------------------------------------------
 From and including the first Interest
 Step-up Date to but excluding the second                                             2.75%
 Interest Step-up Date
--------------------------------------------------------------------------------------------------
 From and including the second Interest
 Step-up Date to but excluding the third                                              3.20%
 Interest Step-up Date
--------------------------------------------------------------------------------------------------
 From and including the third Interest
 Step-up Date to but excluding the                                                    3.50%
 Maturity Date
==================================================================================================

                 "Eurodollar Rate" means, for any Interest Period, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars are offered by the principal office of each of the Reference Lenders in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Eurodollar Business Days before the first day of such Interest Period in an amount substantially equal to the principal amount of such Reference Lender's Advance for a period equal to such Interest Period by
(b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. The Eurodollar Rate for any Interest Period shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Lenders two Eurodollar Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

                 "Eurodollar Rate Reserve Percentage" for any Interest Period means the reserve percentage applicable two Eurodollar Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

                 "Events of Default" has the meaning specified in Section 6.01.

                 "Existing Facility" means the Secured Promissory SMM Note in the principal amount of US$215,000,000 dated November 21, 1994 executed by the Borrower in favor of First Trust of New York, National Association.

                 "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Domestic Business Day for the next preceding Domestic Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Domestic Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                 "Frozen Argentine GAAP" means the accounting principles (including the procedure established by Technical Resolution No. 4 of the Argentine Federation of Professional Councils of Economic Sciences relating to line- by-line consolidation of financial statements of companies with those of their controlled subsidiaries but excluding the restatement of assets and liabilities into constant Argentine pesos as of the end of the period covered by the relevant financial statements) applied in the preparation of the

Borrower's financial statements as at and for the year ended December 31, 1995 heretofore delivered to the Lenders.

                 "Governmental Authority" means any government or any state, department or other political subdivision thereof, or any governmental body, agency, authority (including, without limitation, any central bank or taxing authority) or instrumentality (including, without limitation, any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned by or subject to the control of any of the foregoing.

                 "Hazardous Materials" means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

                 "Information Memorandum" means the information memorandum dated April, 1996 used by the Arrangers in connection with the syndication Commitments.

                 "Initial Lenders" has the meaning specified in the introductory paragraph hereof.

                 "Interest Period" means the period commencing on the Borrowing Date and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 12:00 Noon (New York City time) on the third Eurodollar Business Day prior to the first day of such Interest Period, select; provided, however, that:

                 (i) the Borrower may not select any Interest Period that begins before and ends after an Interest Step-up Date or the Maturity Date;

                 (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Eurodollar Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Eurodollar Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Eurodollar Business Day; and

                 (iii) whenever the first day of any Interest Period occurs on a day of a calendar month for which there is no numerically corresponding day in the calendar month that succeeds such calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Eurodollar Business Day of such succeeding calendar month.

                 "Interest Step-up Date" means the six-month, 12-month and 15-month anniversaries of the Borrowing Date; provided, however, that:

                 (i) whenever an Interest Step-up Date would otherwise occur on a day other than a Eurodollar ,Business Day, such Interest Step-up Date shall be extended to occur on the next succeeding Eurodollar Business Day, provided, however, that, if such extension would cause such Interest Step-up Date to occur in the next following calendar month, such Interest Step-up Date shall occur on the next preceding Eurodollar Business Day; and

                 (ii) if the Borrowing Date occurs on a day of a calendar month for which there is no numerically corresponding day in the calendar month that succeeds such calendar month by the number of months specified above in respect of an Interest Step-up Date, such Interest Step-up Date shall end on the last Eurodollar Business Day of such succeeding calendar month.

                 "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities or all or substantially all of the assets of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clauses
(h) and (i) of the definition of "Debt" in respect of such Person.

                 "Lenders" means the Initial Lenders and each Person that shall become a party hereto pursuant to Section 8.07.

                 "Lending Office" means, with respect to any Lender, the office of such Lender specified opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent; provided, that no Lending Office shall be in the Republic unless the Borrower shall otherwise agree.

                 "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                 "Managing Agents" has the meaning specified in the introductory paragraph hereof.

                 "Material Adverse Change" means any material adverse change in the financial condition, business, properties or results of operations of the Borrower or the Borrower and its Subsidiaries taken as a whole.

                 "Material Adverse Effect" means a material adverse effect on
(a) the financial condition, business, properties or results of operations of the Borrower or the Borrower and its Subsidiaries taken as a whole which could reasonably be expected to affect materially and adversely the Borrower's ability to perform its obligations hereunder and under the Notes, including the ability to pay in a timely manner or (b) the rights and remedies of the Administrative Agent or any Lender under this Agreement or any Note.

                 "Maturity Date" means the 18-month anniversary of the Borrowing Date.

                 "Net Cash Proceeds" means the aggregate mount of cash proceeds received by the Borrower with respect to any Capital Markets Transaction, less any expenses reasonably incurred by the Borrower in respect of such Capital Markets Transaction.

                 "Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Advance made by such Lender.

                 "Notice of Borrowing," has the meaning specified in Section
2.02.

                 "Notice of Interest Period Election" has the meaning specified in Section 2.03(a).

                 "Other Taxes" has the meaning specified in Section 2.16.

                 "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced which shall not have been stayed or dismissed within 30 Court Days of the commencement thereof: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under
Section 5.01(c) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) easements,rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

                 "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

                 "Reference Lenders" means the principal London offices of Societe Generale, Bank of America National Trust and Savings Association and Bank of Montreal.

                 "Register" has the meaning specified in Section 8.07(c).

                 "Republic" means the Republic of Argentina.

                 "Required Lenders" means at any time Lenders owed more than 50% of the then aggregate unpaid principal amount of the Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having more than 50% of the Commitments.

                 "Significant Subsidiary" means a Subsidiary of the Borrower having, as of the end of the most recent fiscal quarter of the Borrower, total assets equal to or exceeding 20% of the total assets of the Borrower and its Subsidiaries on a Consolidated basis or (ii) for the most recent fiscal year of the Borrower (or, if shorter, for the period of time since the relevant Person became a Subsidiary of the Borrower), net income equal to or exceeding 20% of the net income of the Borrower and its Subsidiaries on a Consolidated basis, in each case as evidenced by the Borrower's Consolidated financial statements most recently delivered to the Lenders pursuant to Section 5.01(1) or, if no such Consolidated financial statements shall have been delivered to the Lenders pursuant to Section 5.01(1), by the Borrower's Consolidated financial statements as at and for the quarter ended March 31, 1996.

                 "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                 "Taxes" has the meaning specified in Section 2.16.

                 "Temporary Cash Investment" means any Dollar or Argentine peso denominated Investment in (i) direct obligations of the United States, the Republic or any agency of either of them, or obligations guaranteed by the United States, the Republic or any agency of either of them, (ii) commercial paper rated at least A-1 by Standard & Poor's Ratings Group and P-1 by Moody's Investors Service, Inc., (iii) time deposits with (including certificates of deposit issued by) any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $1,000,000,000, (iv) time deposits with (including certificates of deposit issued by) any office located in the Republic of any bank or trust company listed on Schedule II hereto or (v) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) or (iv) above.

                 "Termination Date" means May 21, 1996.

                 "TGS" means Transportadora de Gas del Sur S.A.

                 "TGS License" means the 35-year license granted by the Argentine Government to the Borrower to operate the southern gas transportation network in the Republic.

                 "Total Capitalization" means at any date the sum of (i) Consolidated Debt of the Borrower at such date and (ii) shareholders' equity of the Borrower, all as determined in accordance with Frozen Argentine GAAP.

                 "Total Commitment" has the meaning specified in Section 2.04(a)(i).

                 "United States" means the United States of America, including the states and the District of Columbia, but excluding its territories and possessions.

                 "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                 SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                 SECTION 1.03. Accounting Terms. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time in the Republic but excluding the restatement of assets and liabilities into constant Argentine pesos as of the end of the period covered by the relevant financial statements ("Argentine GAAP").

                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES

                 SECTION 2.01. The Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make an Advance to the Borrower on the Borrowing Date in an amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on the signature pages hereof or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d), as such amount may be reduced pursuant to
Section 2.05 (such Lender's "Commitment"). Advances made by the Lenders hereunder are not revolving and any amount repaid in respect thereof may not be reborrowed under this Agreement. The Borrowing shall be in an aggregate amount of US$10,000,000 or an integral multiple of US$1,000,000 in excess thereof and shall consist of Advances made on the same day by the Lenders ratably according to their respective Commitments.

                 SECTION 2.02. Making the Advances. (a) The Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Eurodollar Business Day prior to the Borrowing Date by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof promptly (and in any event not later than one Eurodollar Business Day after receipt by the Administrative Agent of such notice). Such notice of the Borrowing (the "Notice of Borrowing") shall be in substantially the form of Exhibit B hereto, specifying therein the requested (i) Borrowing Date, (ii) aggregate amount of the Borrowing and (iii) initial Interest Period. Each
Lender shall, before 11:00 A.M. (New York City time) on the Borrowing Date, make available for the account of its Lending Office to the Administrative Agent at the Administrative Agent's Account in same day funds, such Lender's ratable portion of the Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's address referred to in Section 8.02.

                 (b) The Notice of Borrowing shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the Borrowing Date specified in the Notice of Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (but not including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of the Borrowing when such Advance, as a result of such failure, is not made on such date.

                 (c) Unless the Administrative Agent shall have received notice from a Lender prior to the Borrowing Date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the Borrowing Date in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ramble portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such mount so repaid shall constitute such Lender's Advance as part of the Borrowing for purposes of this Agreement.

                 (d) The failure of any Lender to make the Advance to be made by it as part of the Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of the Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of the Borrowing.

                 SECTION 2.03. Interest Period Elections. (a) The initial Interest Period shall be as specified in the Notice of Borrowing. Thereafter, the Borrower may from time to time elect the duration of Interest Periods, which election shall be effective on the last day of the then current Interest Period (an "Election Date"). Each such election shall be made by the Borrower by delivering a notice (a "Notice of Interest Period Election") to the Administrative Agent not later than 12:00 Noon (New York City time) at least three Eurodollar Business Days before the relevant Election Date. Each Notice of Interest Period Election shall specify:

                 (i)      such Election Date; and

                 (ii) the duration of the Interest Period that will commence on such Election Date.

Each Interest Period specified in a Notice of Interest Period Election shall comply with the provisions of the definition of Interest Period.

                 (b) Upon receipt of a Notice of Interest Period Election, such notice shall not thereafter be revocable by the Borrower and the Administrative Agent shall promptly (and in any event not later than one Eurodollar Business Day after receipt by the Administrative Agent of such notice) notify each Lender of the contents thereof.

                 (c) If the Borrower (i) fails to deliver a timely Notice of Interest Period Election to the Administrative Agent electing an Interest Period as provided in this Section 2.03 and (ii) has not theretofore delivered a notice of prepayment relating to the full amount of all Advances outstanding, then the Borrower shall be deemed to have given the Administrative Agent a Notice of Interest Period Election electing an Interest Period of three months (or, if such Interest Period would be shortened thereby, ending on the next succeeding Interest Step-up Date), which Interest Period shall commence on the last day of the then current Interest Period.

                 SECTION 2.04. Fees. The Borrower agrees to pay to the Administrative Agent for the accounts of the Arrangers and the Administrative Agent such fees as they and the Borrower may separately agree.

                 SECTION 2.05. Termination or Reduction of the Commitments. During the Availability Period, the Borrower shall have the right, upon at least three Eurodollar Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of US$5,000,000 or an integral multiple of US$5,000,000 in excess thereof.

                 SECTION 2.06. Repayment. The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders on the Maturity Date the aggregate principal amount of the Advances then outstanding.

                 SECTION 2.07. Interest. (a) Scheduled Interest. Subject to
Section 2.07(b), the Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until the Maturity Date, at a rate per annum equal at all times during each Interest Period to the sum of (x) the Eurodollar Rate for such Interest Period plus (y) the Eurodollar Margin in effect from time to time. Such interest shall be payable in arrears on the last day of each Interest Period and, if such Interest Period has a duration of more than three months, on the three-month anniversary of the first day of such Interest Period.

                 (b) Default Interest. Any principal of or overdue interest on any Advance that is not paid when due shall bear interest from the due date therefor (i) until the earlier of the Maturity Date and the date such amount shall be paid in full at a rate per annum equal at all times to the sum of (x) the Eurodollar Rate then in effect plus (y) the Eurodollar Margin then in effect plus (z) 2% and (ii) on and after the Maturity Date until such amount shall be paid in full at a rate per annum equal at all times to the sum of (A) the Eurodollar Rate computed for the one-month period beginning with the Maturity Date and for successive one-month periods as though each were an Interest Period plus (B) 5.50%. Interest under this Section 2.07(b) shall be payable on demand and on the date the relevant overdue amount shall be paid in full.

                 SECTION 2.08. Interest Rate Determination. Each Reference Lender agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurodollar Rate. If any one or more of the Reference Lenders shall not furnish such timely information to the Administrative Agent for the purpose of determining any such Eurodollar Rate, the Administrative Agent shall determine such Eurodollar Rate on the basis of timely information furnished by the remaining Reference Lenders or if none of such information is available on a timely basis, the provisions of Section 2.09 shall apply. If any Reference Lender shall not be, and shall not have any Affiliate that is, a Lender hereunder, such Reference Lender may be replaced by the Administrative Agent with a Lender hereunder or an Affiliate of a Lender hereunder that is, in either case, acceptable to the Borrower. The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable Eurodollar Rate determined by the Administrative Agent, and the rate, if any, furnished by each Reference Lender for the purpose of determining the Eurodollar Rate under Section 2.07(a).

                 SECTION 2.09. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:

                 (a) the Administrative Agent is advised by the Reference Lenders that deposits in Dollars (in the applicable mounts) are not being offered to the Reference Lenders in the London interbank market for such Interest Period, or

                 (b) Required Lenders advise the Administrative Agent that the Eurodollar Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding or maintaining their Advances for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders. During the 30 days next succeeding the giving of such notice, the Borrower and the Lenders shall negotiate in good faith in order to arrive at a mutually satisfactory interest rate which shall be applicable during such Interest Period to the Advances. If within such 30-day period, the Borrower and the Required Lenders agree in writing upon an alternative interest rate, such rate shall be effective from the commencement of such Interest Period. If the Borrower and the Required Lenders fail to agree upon such an alternative interest rate within such 30-day period, the interest rate during such Interest Period applicable to each Lender's Advance effective from the commencement of such Interest Period shall be such rate as such Lender shall determine (in a certificate delivered by such Lender to the Administrative Agent setting forth the basis of the computation of such mount, which certificate shall be conclusive and binding for all purposes, absent manifest error) to be necessary to compensate such Lender for its cost of obtaining (in good faith and using commercially reasonable efforts to minimize the interest cost to the Borrower) as of the commencement of such Interest Period funds for such Interest Period in an amount equal to the principal amount of such Lender's Advance plus the Eurodollar Margin. The Administrative Agent shall notify the Borrower of each such determination as promptly as practicable.

                 SECTION 2.10. Mandatory Prepayment. Upon the receipt by the Borrower of any Net Cash Proceeds in respect of any Capital Markets Transaction, the Borrower shall prepay the Advances then outstanding in an amount equal to 100% of such Net Cash Proceeds (or, if Net Cash Proceeds are received in a currency other than Dollars, an amount equal to 100% of the mount of Dollars the Borrower could have purchased with such other currency in accordance with normal banking procedures on the day of such receipt). The Borrower shall give the Administrative Agent at least three Eurodollar Business Days' notice of each prepayment pursuant to this Section 2.10. Each prepayment made by the Borrower pursuant to this Section 2.10 shall be applied to prepay ratably the Advances of the Lenders.

                 SECTION 2.11. Optional Prepayments. The Borrower may, upon at least three Eurodollar Business Days' notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Advances in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that each partial prepayment shall be in an aggregate principal amount of US$10,000,000 or an integral multiple of US$1,000,000 in excess thereof. Each prepayment made by the Borrower pursuant to this Section 2.11 shall be applied to prepay ratably the Advances of the Lenders.

                 SECTION 2.12. Increased Costs. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining its Advance or a reduction in the amount of any sum received or receivable by such Lender under this Agreement or under its Note with respect thereto, by an amount deemed by such Lender to be material, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost or reduction from and after the date of the notice specified in Section 2.12(c). A certificate as to the amount of such increased cost or reduction, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding the foregoing, the Borrower shall not be required to make any payment under this Section 2.12(a) in respect of increased costs consisting of reserve requirements in respect of Eurocurrency Liabilities or in respect of which the Borrower is required to make a payment under Section 2.16.

                 (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) (i) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type or (ii) has the effect of reducing the rate of return on capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or any corporation controlling such Lender could have achieved but for compliance with such law, regulation, guidance or request, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital or reduction in rate of return to be allocable to the existence of such Lender's commitment to lend hereunder. The amount of such compensation shall be calculated with respect to increases in capital or reductions in rate of return from the date of the notice specified in Section 2.12(c). A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

                 (c) Each Lender will use its reasonable efforts to notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 2.12.

                 (d) The Borrower shall not be required to increase the amount of any payment due to a Lender as provided by subsection (a) or (b) above if (i) the requirements which would otherwise give rise to such obligation to pay such additional amount arise solely by reason of such Lender being organized under the laws of, or maintaining its Lending Office in, the Republic or (ii) the cost or reduction in respect of which such increase arises results solely from a requirement which is applicable to the relevant Lender by reason of its financial condition and which is not of general application to similar financial institutions in similar circumstances in the same jurisdiction.

                 SECTION 2.13. Illegality. (a) If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Lending Office) to make, maintain or fund its Advance and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make its Advance shall be suspended. If such Lender shall determine that it may not lawfully continue to maintain or fund its Advance to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of such Advance, together with accrued interest thereon. If it is lawful for such Lender to maintain its Advance through the last day of the Interest Period then applicable to such Advance, such prepayment shall be due on such last day.

                 (b) Before giving any notice to the Administrative Agent pursuant to this Section 2.13, such Lender shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender.

                 SECTION 2.14. Substitution of Lender. If (i) the obligation of any Lender to make, maintain or fund its Advance has been suspended pursuant to
Section 2.13 or (ii) any Lender has demanded compensation under Section 2.12, the Borrower shall have the right to require such Lender to assign, and such Lender shall at the request of the Borrower assign, pursuant to an Assignment and Acceptance to one or more substitute lenders (which may be one or more of the Lenders), for a price of not less than the aggregate principal amount of the Advance of such Lender then outstanding plus interest and other amounts owing hereunder and under the Note of such Lender and accrued through the date of purchase, the Note, the Advance and the Commitment (if any) of such Lender. The Administrative Agent will, at the Borrower's request, assist the Borrower in seeking a substitute lender or lenders.

                 SECTION 2.15. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest (other than amounts payable pursuant to Section 2.12, 2.13, 2.16 or 8.04(c)) to the Lenders for the account of their respective Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Lending Office, in each case, to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 8.07(d), from and after the effective date specified in such Assignment and Acceptance the Administrative Agent shall make all payments hereunder and under the Note in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                 (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

                 (c) All computations of interest shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                 (d) Unless the Administrative Agent shall. have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such mount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

                 SECTION 2.16. Taxes. (a) For the purposes of this Section 2.16, the following terms have the following meanings:

                 "Taxes" means any and all present and future taxes, duties, levies, imposts, deductions, charges or withholdings of any nature with respect to any payment by the Borrower pursuant to this Agreement or under any Note and all liabilities with respect thereto imposed by the Republic or any political subdivision or taxing authority thereof or therein.

                 "Other Taxes" means any present or future stamp or documentary taxes and any other excise, property or value added taxes, or similar charges or levies which arise from any payment made pursuant to this Agreement or under any Note or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any Note imposed by the Republic or any political subdivision or taxing authority thereof or therein.

                 (b) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.15, free and clear of and without deduction or withholding for any Taxes or Other Taxes. If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder or under any Note, (i) the sum payable shall be increased as may be necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section: 2.16), the Administrative Agent receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower shall make such deductions or withholdings and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law.

                 (c) Subject to the compliance by each Lender, each Arranger and the Administrative Agent with the covenant in Section 2.16(e), the Borrower shall indemnify each Lender, each Arranger and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any taxes imposed by any jurisdiction on amounts payable under this
Section 2.16), whether or not correctly or legally imposed or asserted, imposed on or paid by such Lender or Arranger or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or Arranger or the Administrative Agent (as the case may be) makes written demand therefor.

                 (d) Within 30 days after the date of any payment of Taxes or Other Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof.

                 (e) Each Lender, each Arranger and the Administrative Agent shall, at the request of the Borrower, use reasonable efforts (consistent with applicable legal and regulatory restrictions) to file any certificate or document requested by the Borrower if the making of such a filing would eliminate or reduce any additional amount payable to or for the account of any Lender or Arranger or the Administrative Agent pursuant to this Section 2.16 that may thereafter accrue and would not, in the judgment of such Lender or Arranger or the Administrative Agent, require such Lender or Arranger or the Administrative Agent to disclose any confidential or proprietary information or be otherwise disadvantageous to such Lender or Arranger or the Administrative Agent.

                 SECTION 2.17. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to Section 2.12, 2.13, 2.16 or 8.04(c)) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing

Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing .Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the mount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                 SECTION 2.18. Use of Proceeds. The proceeds of the Borrowing shall be used by the Borrower to the extent necessary to repay all amounts owing under the Existing Facility and the balance of the proceeds of the Borrowing shall be used for general corporate purposes.

                                  ARTICLE III

                             CONDITIONS TO LENDING

                 SECTION 3.01. Conditions Precedent to Making the Advances. The obligation of each Lender to make its Advance on the occasion of the Borrowing shall be subject to the satisfaction of the following conditions precedent:

                 (a) There shall exist no significant disruption in the international financial markets or in the Argentine financial market which, in the reasonable judgment of the Lenders, could be reasonably expected to materially adversely affect the ability of the Borrower to meet its obligations under this Agreement or the Notes in accordance with their terms.

                 (b) Nothing shall have come to the attention of the Lenders during the course of their due diligence investigation to lead them to believe that the Information Memorandum was or has become misleading, incorrect or incomplete in any material respect; without limiting the generality of the foregoing, the Leaders shall have been given such access to the management, records, books of account, contracts and properties of the Borrower and its Subsidiaries as they shall have requested.

                 (c)      The representations and warranties contained in
Section 4.01 shall be correct on and as of the Borrowing Date as though made on and as of such date, and the Administrative Agent shall have received for the account of each Lender a certificate to such effect signed by a duly authorized officer of the Borrower, dated the Borrowing Date.

                 (d) The Administrative Agent shall have received the Notice of Borrowing as required by Section 2.02.

                 (e) The Administrative Agent shall have received on or before the Borrowing Date the following, each dated the Borrowing Date, in form and substance satisfactory to the Administrative Agent and (except for the Notes) in sufficient copies for each Lender:

                          (i) A Note for the account of each Lender, duly executed by the Borrower in the amount: of such Lender's Advance.

                          (ii) Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

                          (iii)   A certificate of the President or an
                 authorized officer of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

                          (iv) A favorable opinion of Eduardo Quintana Ojeda, Director of Legal Affairs of the Borrower and/or a favorable. opinion of Marvat, O'Farrell y Mairal, Argentine counsel for the Borrower, which between them shall address the matters set forth in Exhibit D hereto and such other matters as any Lender through the Administrative Agent may reasonably request.

                          (v) A favorable opinion of Sullivan & Cromwell, New York counsel for the Borrower, substantially in the form of Exhibit E hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request.

                          (vi) A favorable opinion of Baker & McKenzie, special Argentine counsel for the Administrative Agent, substantially in the form of Exhibit F hereto and as to such other matters as any Lender though the Administrative Agent may reasonably request.

                          (vii) A favorable opinion of Shearman & Sterling, special New York counsel for the Administrative Agent, substantially in the form of Exhibit G hereto and as to such other matters as any Lender though the Administrative Agent may reasonably request.

                          (viii) Written confirmation from the agent for service of process named in Section 8.11 that it agrees to act as such.

                          (ix) Such other documents relating to any of the matters contemplated. herein as the Administrative Agent or any Lender may reasonably request.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                 Section 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                 (a) Corporate Existence and Power. Each of the Borrower and TGS is a corporation duly organized and validly existing under the laws of the Republic, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted except for such licenses, authorizations, consents and approvals the failure to have which in the aggregate could not reasonably be expected to have a Material Adverse Effect.

                 (b) Corporate Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the corporate power of the Borrower, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under, any provision of applicable law or regulation, of the charter, by-laws or other constitutive documents of the Borrower, of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or of the TGS License or result in the creation or imposition of any Lien on any asset of the Borrower.

                 (c) Government Authorization. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required to be obtained or made by the Borrower for the execution, delivery and performance by the Borrower of this Agreement or the Notes, including, without limitation, any governmental authorization, license, approval or consent required by exchange control regulations to enable the Borrower punctually to pay its obligations under this Agreement or the Notes in Dollars at the office of the Administrative Agent specified pursuant to Section 8.02 other than any such authorization, approval, action, notice or filing which has been obtained or made, as the case may be, prior to the Borrowing Date and is in full force and effect on the Borrowing Date.

                 (d) Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case, enforceable in accordance with its terms, subject to bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general principles of equity.

                 (e) Filings. It is not necessary in order to ensure the validity, enforceability priority or admissibility in evidence in proceedings of this Agreement or the Notes in New York or any other relevant jurisdiction that it or any other document be filed or registered with any authority in the Republic or elsewhere or that any tax be paid in respect thereof, with the exception of the judicial tax in force in the Republic applicable to actions brought before Argentine courts.

                 (f) Financial Information. The consolidated financial statements of the Borrower as at and for the year ended December 31, 1995 heretofore delivered to the Lenders were prepared in accordance with Argentine GAAP except as stated therein and present fairly the financial position of the Borrower as at the end of, and the results of its operations for, the financial periods to which they relate; as at December 31, 1995 the Borrower did not have any significant liabilities (contingent or otherwise) or any unrealized or anticipated losses which are not disclosed by or reserved against in such financial statements; and there has been no Material Adverse Change since December 31, 1995.

                 (g) Litigation. There is no action, suit or proceeding pending or, to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a likelihood of an adverse decision which could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity or enforceability of this Agreement or the Notes.

                 (h) Defaults. Neither the Borrower nor any of its Subsidiaries is in default under any law, regulation, judgment, order, authorization, agreement or obligation applicable to it or any of its assets or revenues, the consequences of which default could reasonably be expected to have a Material Adverse Effect. No Event of Default or Default has occurred and is continuing, nor will any Event of Default or Default result from the making of any of the Advances or from any other matter or thing contemplated to be done by the Borrower pursuant hereto.

                 (i) Environmental Matters. In the ordinary course of its business, the Borrower and/or its Subsidiaries conduct an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and/or its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has concluded that, as of the date hereof, such associated liabilities and costs, including the costs of compliance with Environmental Laws, could not reasonably be expected to have a Material Adverse Effect.

                 (j)      Taxes.   (i) The Borrower has filed all income tax
         returns and all other material tax returns which are required to be filed by it and has paid all taxes shown to be due pursuant to such returns or pursuant to any assessment received by the Borrower other than any such taxes that (A) are being contested in good faith by an appropriate proceeding and for which reserves have been established in accordance with Argentine GAAP or (B) in the aggregate do not exceed US$5,000,000. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges, in the opinion of the Borrower, have been made in accordance with Argentine GAAP.

                 (ii) The execution and delivery of this Agreement and the Notes and the performance by the Borrower of its obligations hereunder and under the Notes are exempt from all taxes, levies, imposts, deductions, charges and withholdings imposed by any Governmental. Authority of the Republic, except that (A) all payments of interest under this Agreement and the Notes (x) to Lenders who are making or maintaining their Advances through Lending Offices located outside of the Republic are subject to a withholding tax at a rate of 4.5% and
         (y) to Leaders who are making or maintaining their Advances through Lending Offices located in the Republic are subject to value added tax at a rate of 21%, and (B) fees are not subject to withholding taxes if they are paid for services rendered outside of the Republic. The Borrower is permitted under applicable Argentine law to pay any additional amounts payable under Section 2.16.

                 (k) Regulatory Restrictions on Borrowing. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or otherwise subject to any regulatory scheme which restricts its ability to incur debt.

                 (l) Rank of Obligations. The obligations of the Borrower under this Agreement and the Notes to pay the principal of and interest on the Advances and any and all other amounts due hereunder constitute direct and unconditional obligations of the Borrower and will rank at all times at least pari passu in right of payment with all other unsecured, unsubordinated Debt of the Borrower at any time outstanding.

                 (m) No Immunity; Proper Legal Form. This Agreement and the Notes are in proper legal form, under the laws of the Republic for the enforcement thereof in accordance with their respective terms against the Borrower under such laws in the courts of the Republic. Neither the Borrower nor any of its revenues, assets or properties have any right of immunity, on the ground of sovereignty or otherwise, from service of process or the jurisdiction of any court in connection with any suit, action or proceeding arising out of or relating to its obligations under this Agreement or the Notes or from the execution or enforcement of any judgment resulting therefrom, and if the Borrower or any of its revenues, assets or properties should become entitled to any such right of immunity, the Borrower has effectively waived such right pursuant to Section 8.12. The obligations of the Borrower under this Agreement and the Notes may be enforced by judgment and levy) in accordance with their respective terms in a proceeding at law in any competent court in the Republic at the suit of any Lender, provided, however, that (i) if this Agreement is enforced before the courts of the City of Buenos Aires, the payment of a court tax of 3% on the amount of the claim is required, and (ii) an official Spanish translation of this Agreement is required to bring an action thereon in the courts of the Republic, and provided further that, pursuant to Law No. 24,573 and its regulatory decree No. 1021/95, as of April 25, 1996, certain obligatory mediation procedures must be exhausted prior to the initiation of lawsuits in the Republic, with the exception, among others, of bankruptcy and executory proceedings, which executory proceedings include the enforcement of foreign judgments, in which case mediation procedures remain optional for the plaintiff. Subject to the foregoing, any judgment against the Borrower of a state or Federal court in the State of New York, United States, which satisfies the requirements of Articles 517 through 519 of Law 17.454, as amended by Law 22.434 (National Code of Civil and Commercial Procedures) is capable of being enforced in the courts of the Republic.

                 (n) Full Disclosure. The information contained in the Information Memorandum was true and accurate in all material respects on the date as of which such information is stated and in light of the circumstances under which such information was provided.

                 (o) Compliance with Laws. The Borrower and its Subsidiaries are in compliance with all applicable laws, ordinances, rules, regulations and Governmental Authorities (including without limitation social security laws, retirement and pension fund laws, Environmental Laws, and applicable gas industry rules and regulations), noncompliance with which could reasonably be expected to have a Material Adverse Effect.

                 (p) Subsidiaries. As of the date of this Agreement, the Borrower's only Subsidiary is TGS.

                 Section 4.02. Acknowledgment of Reliance. The Borrower acknowledges that each of the Lenders and the Administrative Agent has entered into this Agreement in reliance upon the representations and warranties contained in this Article IV.

                                   ARTICLE V

                           COVENANTS OF THE BORROWER

                 SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

                 (a) Payment of Principal, Interest and Fees. Pay, when or before due, all principal, interest and fees to be paid hereunder and under any Note.

                 (b) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including, without limitation, Environmental Laws, social security laws, retirement and pension fund laws and the rules and regulations thereunder) except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings or where noncompliance therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                 (c) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that (A) is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with Argentine GAAP, or (B) together with all other unpaid taxes, assessments, charges and claims covered within this clause (B) do not exceed US$5,000,000 unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

                 (d) Maintenance of Insurance. Cause each of its Significant Subsidiaries to keep at all times all of its properties which are of an insurable nature insured against loss or damage with insurers believed by such Significant Subsidiary to be responsible to the extent that property of similar characteristics is usually so insured by actual gas transportation companies (whether within or outside the Republic) in accordance with good business practice; provided, however, that this covenant shall not in any event require a Significant Subsidiary to maintain insurance on its pipeline assets to the extent they do not pass under rivers or other bodies of water, and provided, further, that the Board of Directors of such Significant Subsidiary may in any event increase the amount of any deductible or other retention of risk by such Significant Subsidiary or reduce the level of insurance cover if it shall determine in good faith that such actions are in the best interests of such Significant Subsidiary and not materially adverse to the interests of the Lenders. Upon request of the Administrative Agent, the Borrower will furnish to it for distribution to the Lenders information in reasonable detail as to the insurance so carried.

                 (e) Conduct of Business and Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(b), and provided, further, that neither the Borrower nor any of its Subsidiaries shah be required to preserve any right or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lenders.

                 (f) Maintenance of Governmental Approvals. Maintain, and cause its Subsidiaries to maintain, in full force and effect all such authorizations as are referred to in Sections 4.01(a) and (c).

                 (g) Visitation Rights. At any reasonable time and from time to time, permit the Administrative Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants; provided that the Borrower shall not be required by this Section 5.01(g) to discuss or disclose information which would violate General Resolution 227 of the CNV.

                 (h) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with Argentine GAAP.

                 (i) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its tangible properties that are used or useful in the conduct of its business in good condition, repair and working order and supplied with all necessary equipment and cause to be made all necessary repairs, renewals, replacements and improvements thereof, all as in the judgment of the Borrower or such Subsidiary may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, provided, however, that covenants will not prevent the Borrower or such Subsidiary from discontinuing the operation or maintenance of any of such properties if such discontinuance is, as determined by the Board of Directors of the Borrower or such Subsidiary in good faith, desirable in the conduct of the business of the Borrower and its Subsidiaries taken as a whole and not adverse in any material respect to the Lenders.

                 (j) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, any transaction otherwise permitted under this Agreement with any stockholder of the Borrower or any Affiliate of such stockholder which is not the Borrower or one of its Subsidiaries on terms that are no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not such a stockholder or Affiliate.

                 (k) Maintenance of TGS Shares. Maintain the direct ownership of at least 51% of the Voting Stock of TGS.

                 (1)      Reporting Requirements. Furnish to the Lenders:

                          (i) as soon as available and in any event within 70 days after the end of each of the first three quarters of each fiscal year of the Borrower, Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer of the

                 Borrower as having been prepared in accordance with Argentine GAAP, and accompanied by a certificate of the chief financial officer of the Borrower setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03, provided that in the event of any change in Argentine GAAP used in the preparation of such financial statements from Frozen Argentine GAAP, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to Frozen Argentine GAAP;

                          (ii) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, containing Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an opinion of Pistrelli, Diaz y Asociados or other independent public accountants of recognized international standing, and accompanied by a certificate of the chief financial officer of the Borrower setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03, provided that in the event of any change in Argentine GAAP used in the preparation of such financial statements from Frozen Argentine GAAP, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to Frozen Argentine GAAP;

                          (iii) as soon as possible and in any event within five days after becoming aware of the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

                          (iv) promptly after the commencement thereof, notice of all material actions and proceedings before any court, governmental agency or arbitrator affecting the Borrower or any of its Subsidiaries of the type described in
                 Section 4.01(g); and

                          (v) such other information respecting the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request in writing.

                 SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not:

                 (a) Negative Pledge. Create, assume or suffer to exist any Lien upon the whole or any part of its properties, whether now owned or hereafter acquired, to secure (i) any of its Debt or (ii) the Debt of any other Person, without at the same time or prior thereto extending to the Notes and the obligations of the Borrower hereunder the same security equally and ratably therewith (or, at the option of the Borrower, prior thereto) as long as such Lien shall remain in effect, except for:

                          (A) purchase money Liens created or arising over any property which is acquired, constructed or created by the Borrower but only if (i) such Lien secures only principal amounts (not exceeding the cost of such acquisition, construction or creation) raised for the purposes of such acquisition, construction or creation, together with any costs, expenses, interest and fees incurred in relation thereto, (ii) such Lien is created or arises on or before 90 days after the completion of such acquisition, construction or creation and (iii) such Lien is confined solely to the property so acquired, constructed or created;

                          (B) Liens over any property at the time of the acquisition of such property by the Borrower, which Liens were not created in connection with such acquisition;

                          (C) Liens in existence on the date of this Agreement as set forth in Schedule 5.02(a);

                          (D) Liens described in paragraph (A), (B) or (C) above and renewed or extended upon the renewal, extension, refinancing or replacement of the Debt secured thereby, provided that there is no increase in the principal amount of the Debt secured thereby over the original principal amount thereof or guaranteed thereby;

                          (E)     Permitted Liens; or

                          (F)     Liens not described in paragraphs (A) through
                 (E) above securing Debt as well as related costs, expenses, interest and fees in relation to an aggregate principal or face amount at any date which does not exceed US$10,000,000.

                 (b) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so, except that any Subsidiary of the Borrower may merge or consolidate with or into, or dispose of assets to, any other Subsidiary of the Borrower, and except that any Subsidiary of the Borrower may merge into or dispose of assets to the Borrower, provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

                 (c) Investments. Hold, make or acquire, or permit any of its Subsidiaries to hold, make or acquire, any Investment in any Person other than:

                          (i)     Investments in Persons that are Subsidiaries;

                          (ii) Temporary Cash Investments maturing within one year from the date of acquisition thereof by the Borrower or a Subsidiary of the Borrower;

                          (iii) any Investments not otherwise permitted by the foregoing clauses of this Section if, immediately after such Investment is made or acquired, the aggregate net book value of all Investments permitted by this clause (iii) does not exceed US$10,000,000 (or its equivalent in any other currencies, each such equivalent to be determined at the time of making such Investment and not to be affected by subsequent changes in exchange rates); and

                          (iv) any purchase of the shares of the Borrower by the Borrower or any of its Subsidiaries.

                 (d) Restricted Payments. Purchase or redeem any of its issued shares or reduce its share capital, make a distribution of assets or other capital distribution to its shareholders, declare or pay any dividend or make any other distribution to its shareholders or repay any shareholders' loans if immediately before becoming legally obligated to take any such action an Event of Default exists or would exist if such action were taken at such time.

                 (e) Change in Business. Make, or permit any of its Subsidiaries to make, any material change in the nature or scope of its business as carried on at the date hereof.

                 SECTION 5.03. Financial Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

                 (a) Leverage Ratio. Maintain a ratio of Consolidated Debt of the Borrower to Total Capitalization not greater than 0.60 to 1.0.

                 (b) Fixed Charge Coverage Ratio. Maintain (A) a ratio of Consolidated EBITDA of the Borrower for the four fiscal quarters ending on the later of (i) June 30, 1996 and (ii) the date of the most recent Consolidated balance sheet of the Borrower delivered to the Lenders pursuant to Section 5.01(1) to (B) the sum of Consolidated interest (including amortization of debt discount expense and Consolidated rental expense of the Borrower deducted in the computation of the Borrower's Consolidated net income for such four fiscal quarters of not less than 2.5 to 1.0.

                                   ARTICLE VI

                               EVENTS OF DEFAULT

                 SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                 (a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Advance or make any other payment of fees or other amounts payable under this Agreement or any Note within three Domestic Business Days after the same becomes due and payable; or

                 (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in writing in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

                 (c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(k), 5.02 or 5.03, or (ii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement (other than Section 5.01(a)) on its part to be performed or observed if such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Borrower by the Administrative Agent; or

                 (d) The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal mount of at least US$10,000,000 in the aggregate (but excluding Debt outstanding hereunder) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                 (e) The Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 consecutive Court Days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e) ; or

                 (f) Any judgment or order for the payment of money in excess of US$10,000,000 shall be rendered against the Borrower or any of its Subsidiaries and either (i) if no stay of enforcement of such judgment or order, by reason of pending appeal, payment or otherwise shall be in effect, enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 20 consecutive Court Days during which a stay of enforcement of such judgment or order, by reason of a pending appeal, payment or otherwise, shall not be in effect; or

                 (g)      The TGS License shall be revoked or suspended;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by written notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in case of Events of Default specified in clause (e) above with respect to the Borrower, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                 SECTION 6.02. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.01(c)(ii) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

                                  ARTICLE VII

        THE ADMINISTRATIVE AGENT, THE ARRANGERS AND THE MANAGING AGENTS

                 SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

                 SECTION 7.02. Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or. willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in
Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;
(iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                 SECTION 7.03. Societe Generale and Affiliates. With respect to its Commitment, the Advance made by it and the Note issued to it, Societe Generale shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Societe Generale in its individual capacity. Societe Generale and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Societe Generale were not the Administrative Agent and without any duty to account therefor to the Lenders.

                 SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Arranger or Managing Agent, the Administrative Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Arranger or Managing Agent, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                 SECTION 7.05. Indemnification. The Lenders agree to indemnify the Arrangers, the Managing Agents, the Administrative Agent and their Affiliates (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding or if any Notes are held by Persons that are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any Arranger or Managing Agent or the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by any Arranger or Managing Agent or the Administrative Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from any Arranger's or Managing Agent's or the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Arrangers, the Managing Agents and the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Arrangers, the Managing Agents or the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Arrangers, the Managing Agents or the Administrative Agent is not reimbursed for such expenses by the Borrower.

                 SECTION 7.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent subject to the approval of the Borrower, such approval not to be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring

Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank having a. combined capital and surplus of at least US$1,000,000,000 and acting through a branch located in the United States. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                 SECTION 7.07. Arrangers and Managing Agents. The Arrangers and Managing Agents in such capacities shall have no duties or obligations under or in connection with this Agreement.

                                  ARTICLE VIII

                                 MISCELLANEOUS

                 SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder or (f) amend this Section 8.01; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, the Arrangers or the Managing Agents in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent, the Arrangers or the Managing Agents, as the case may be, under this Agreement or any Note.

                 SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered, if to the Borrower, at its address at Don Bosco 3672, piso 5, Buenos Aires, Argentina, Telephone No. (541) 865-9076, Telecopier No. (541) 865-7154, Attention: Jorge Garcia/Daniel Gonzalez; if to any Initial Lender, at its address for notices specified opposite its name on
Schedule I hereto; if to any other Lender, at is address for notices specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Administrative Agent, at its address at 2001 Ross Avenue, Suite 4800, Dallas, Texas 75201, Telephone No. (214) 979-2767, Telecopier No. (214) 754-0171, Attention: Angela Aldridge; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or telexed, be effective when deposited in the mail, telecopied, delivered to the telegraph company or confirmed by telex answerback, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

                 SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                 SECTION 8.04. Costs and Expenses. (a) The Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (A) all reasonable due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all reasonable costs and expenses of the Administrative Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Administrative Agent and each Lender in connection with the enforcement of rights under this Section 8.04(a).

                 (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent, each Arranger, each Managing Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to, or in connection with (i) the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the

Advances or (ii) the actual or alleged presence of Hazardous Materials on any property of the Borrower or any of its Subsidiaries or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

                 (c) If any payment of principal of any Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance as a result of a payment pursuant to
Section 2.11 or 2.13, acceleration of the maturity of the Notes pursuant to
Section 6.01 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (but not including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

                 (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.12, 2.16 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

                 SECTION 8.05. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default and following the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

                 SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Arranger, Managing Agent and Initial Lender that such Arranger, Managing Agent and Initial Lender has executed it (the "Effective

Time") and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, each Arranger, Managing Agent and Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights .hereunder or any interest herein without the prior written consent of the Lenders.

                 SECTION 8.07. Assignments and Participations. (a) Each Lender may assign to one or more banks or other institutions all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or the Advance owing to it and the Note held by
it); provided, however, that (i) each such assignment shall be to an Eligible Assignee and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Note, if any, subject to such assignment and a processing and recordation fee of US$2,500; and, provided further, at no such assignment may be made if the Borrower shall be required by virtue of laws and regulations in effect immediately after such assignment to pay any additional amount under Section 2.12 or 2.16 that is greater than the amount it would have been required to pay had such assignment not been made or
(ii) if the assignee shall have by virtue of such laws any right under Section
2.13 to suspend its obligation to make its Advance or to require that its Advance be repaid which the assigning Lender would not have had such assignment not been made. Upon such execution, delivery, acceptance and recording, from and after the effective-date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                 (b) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other, than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Arranger, any Managing Agent, the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                 (c) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                 (d) .Upon its receipt of a completed Assignment and Acceptance executed by an assigning Lender and an assignee, together with the Note, if any, subject to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Domestic Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note a new Note to the order of such Eligible Assignee in an amount equal to the amount of the relevant Advance assigned to it pursuant to such Assignment and Acceptance and, if the assigning Lender has not assigned all of such Advance pursuant to such Assignment and Acceptance, a new Note to the order of the assigning Lender in an amount equal to the amount of such Advance no so assigned. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

                 (e) Each Lender may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advance owing to it and the Note held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes, in each case to the extent subject to such participation.

                 (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender.

                 (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advance owing to it and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                 SECTION 8.08. Confidentiality. Neither the Administrative Agent nor any Arranger, Managing Agent or Lender shall disclose any Confidential Information to any other Person without the consent of the Borrower, other than (a) to the Administrative Agent's or such Arranger's, Managing Agent's or Lender's Affiliates and their officers, directors, employees, agents and advisors who have a need to know such information and, as contemplated by Section 8.07(f), to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required. by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking; provided, however, that if the Administrative Agent or any Arranger, Managing Agent or Lender is required to disclose any Confidential Information pursuant to clause (b) or (c) above, it shall give notice thereof to the Borrower prior to making such disclosure and shall use reasonable efforts to cooperate with the Borrower (at the Borrower's expense) in the Borrower's attempt to seek a protective order with respect to such disclosure or to limit such required disclosure.

                 SECTION 8.09. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                 SECTION 8.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                 SECTION 8.11. Submission to Jurisdiction; Service of Process.
(a) The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement, the Notes or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                 (b) The Borrower hereby irrevocably designates, appoints, authorizes and empowers as its agent for service of process, CT Corporation System at its offices. currently located at 1633 Broadway, New York, New York 10019 to accept and acknowledge for and on behalf of the Borrower service of any and all process, notices or other documents that may be served in any suit, action or proceeding relating hereto in any New York state or Federal court sitting in the State of New York.

                 (c) In lieu of service upon its agent, the Borrower consents to process being served in any suit, action or proceeding relating hereto to the extent permitted by applicable law, by mailing a copy thereof by registered or certified air mail, postage prepaid, return receipt requested, to its address designated pursuant to Section 8.02. To the extent permitted by applicable law, each party hereto agrees that such service (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall be taken and held to be valid personal service upon and personal delivery to it.

                 (d) Nothing in this Section 8.11 shall affect the right of any party hereto to serve process in any manner permitted by law, or limit any right that any party hereto may have to bring proceedings against any other party hereto in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

                 (e) The Borrower agrees that a final judgment against it shall be final and conclusive and may be enforced in any other jurisdiction other than any New York State court sitting in New York City or any United States Federal District court in the Southern District of New York, and that a certified or otherwise duly authenticated copy of the judgment shall be conclusive evidence of the fact and amount of its indebtedness.

                 SECTION 8.12. Waiver of Sovereign Immunity. To the extent that the Borrower has or hereafter may be entitled to claim or may acquire, for itself or any of its assets, any immunity from suit, jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations hereunder and under the Notes to the fullest extent permitted by applicable law and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section shall be effective to the fullest extent now or hereafter permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act to the extent permitted thereby.

                 SECTION 8.13. The Notes. The Notes evidence the Advances and are meant to act as a means of access to appropriate courts when the principal of the Advances becomes due in accordance with the terms of this Agreement. Any recovery or moneys collected through presentation or enforcement of the Notes shall be deemed to have been received in respect of the Advances. No Lender shall, and the Administrative Agent shall not, present any Note for payment or take due action to enforce such Note unless the principal of such Note has become due in accordance with the terms of this Agreement. The Borrower agrees not to assert any defense based on this Agreement in any exclusive judicial proceeding in the Republic that is based solely on the Notes. Upon payment in full of the Advances and any other obligations of the Borrower hereunder, the Lenders shall forthwith return the Notes to the Borrower.

                 SECTION 8.14. Judgment Currency. (a) If for the purposes of enforcing the obligations of the Borrower hereunder it is necessary to convert a sum due from the Borrower in Dollars into another currency, the parties hereto agree, to the fullest extent permitted by applicable law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Lenders could purchase Dollars with such currency at or about 11:00 A.M. (New York City time) on the Domestic Business Day preceding that on which final judgment is given. To the fullest extent permitted by applicable law, the obligations in respect of any sum due to the Administrative Agent or any Lender hereunder shall, notwithstanding any adjudication expressed in a currency other than Dollars, be discharged only to the extent that on the Domestic Business Day following receipt by the Administrative Agent or such Lender of any sum adjudged to be so due in such other currency the Administrative Agent or such Lender may in accordance with normal banking procedures purchase Dollars with such other currency; if the amount of Dollars so purchased is less than the sum originally due to the Administrative Agent or such Lender in Dollars, the Borrower agrees, to the fullest extent permitted by applicable law, as a separate obligation and notwithstanding any such adjudication, to indemnify the Administrative Agent or such Lender against such loss, and if the amount of Dollars so purchased exceeds the sum originally due to the Administrative Agent or such Lender, the Administrative Agent or such Lender shall remit such excess to the Borrower.

                 (b) All amounts due hereunder and under the Notes shall be payable in Dollars. If due to exchange controls in the Republic or restrictions on the transfer of foreign currency outside the Republic or for any other reason the Borrower shall be prevented from paying when due in Dollars any amount owing hereunder, the Borrower shall deliver to the Administrative Agent External Bonds of the Republic denominated in Dollars ("Bonex") in an amount sufficient for the Administrative Agent to acquire from the sale thereof in New York City such amount of Dollars net of any commissions, fees or other costs. The Administrative Agent shall sell such Bonex promptly after their delivery to it and, in any extent, within 30 days after each such delivery, unless the Borrower shall, at the Administrative Agent's request, otherwise agree in writing. The Borrower's obligations hereunder and under the Notes shall be discharged on account of any such delivery and sale only to the extent of the net Dollars received by the Administrative Agent therefrom and only on the date of such receipt.

                 SECTION 8.15. Waiver of Jury Trial. Each of the Borrower, the Administrative Agent, the Arrangers, the Managing Agents and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Administrative Agent or any Arranger, Managing Agent or Lender in the negotiation, administration, performance or enforcement thereof.

                 SECTION 8.16. Use of English Language. Any translation of this Agreement or any Note into another language shall have no interpretive effect. All documents or notices to be delivered pursuant to or in connection with this Agreement shall be in the English language or, if any such document or notice is not in the English language, accompanied by an English translation thereof, and the English language version of any such document or notice shall control for purposes hereof.

                 SECTION 8.17. Titles and Headings. The table of contents, titles and headings of sections of this Agreement are intended for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                 SECTION 8.18. Further Assurances. At any time and from time to time, upon the request of the Administrative Agent, the Borrower shall execute, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as the Administrative Agent may reasonably request in order to fully effect the purposes of this Agreement, and any other agreements, instruments and documents delivered pursuant hereto or in connection with the Advances.

                 IN WITNESS WHEREOF. the parties hereto have caused this Agreement to be executed by their respective officers thereunto duty authorized, as of the date first above written.


                                           Borrower

                                           COMPANIA DE INVERSIONES DE ENERGIA
                                           S.A.


                                           By:  /s/
                                               --------------------------------
                                           Title:

                                           Administrative Agent


                                           SOCIETE GENERALE, Southwest Agency,
                                             as Administrative Agent


                                           By:  /s/
                                               --------------------------------
                                           Title:

                                           Arrangers
                                           ---------
                                           SOCIETE GENERALE

                                           By:  /s/
                                               --------------------------------
                                           Title:

                                           BANCO SUPERVIELLE SOCIETE
                                             GENERALE S.A.

                                           By:  /s/
                                               --------------------------------
                                           Title:

                                           GOLDMAN, SACHS & CO.

                                           By:  /s/
                                               --------------------------------
                                           Title:

                                           Managing Agents

                                           BANQUE EUROPEENNE POUR L'AMERIQUE
                                             LATINE (BEAL) S.A.


                                           By:  /s/
                                               --------------------------------
                                           Title:


                                           BANCO RIO DE LA PLATA S.A. -
                                             GRAND CAYMAN BRANCH


                                           By:  /s/
                                               --------------------------------
                                           Title:


                                           BANK    OF AMERICA NATIONAL TRUST AND
                                             SAVINGS ASSOCIATION


                                           By:  /s/
                                               --------------------------------
                                           Title:


                                           BANK OF MONTREAL


                                           By:  /s/
                                               --------------------------------
                                           Title:


                                           ING BARINGS


                                           By:  /s/
                                               --------------------------------
                                           Title:


                                           MORGAN GUARANTY TRUST COMPANY OF
                                             NEW YORK


                                           By:  /s/
                                               --------------------------------
                                           Title:

                                           WEST MERCHANT BANK LIMITED


                                           By:  /s/
                                               --------------------------------
                                           Title:

                                     Initial Lenders

  Commitment


  US$10,000,000                            BANQUE EUROPEENNE POUR L'AMERIQUE
                                             LATINE (BEAL) S.A.

                                           By:  /s/
                                               --------------------------------
                                           Title:


  US$7,000,000                             BANCO FRANCES URUGUAY S.A.

                                           By:  /s/
                                               --------------------------------
                                           Title:


  US$14,000,000                            BANCO DE GALICIA Y BUENOS AIRES
                                             (URUGUAY) S.A.I.F.E.

                                           By:  /s/
                                               --------------------------------
                                           Title:


  US$5,000,000                             BANCO DE LA NACION ARGENTINA

                                           By:  /s/
                                               --------------------------------
                                           Title:


  US$40,000,000                            BANCO RIO DE LA PLATA S.A. -
                                             GRAND CAYMAN BRANCH


                                           By:  /s/
                                               --------------------------------
                                           Title:

US$15,000,000                              BANK OF AMERICA NATIONAL TRUST AND
                                             SAVINGS ASSOCIATION

                                           By:  /s/
                                               --------------------------------
                                           Title:


US$15,000,000                              BANK OF MONTREAL

                                           By:  /s/
                                               --------------------------------
                                           Title:


US$10,000,000                              CREDITANSTALT - BANKVEREIN

                                           By:  /s/
                                               --------------------------------
                                           Title:


US$15,000,000                              PEARL STREET L.P.

                                           By:  /s/
                                               --------------------------------
                                           Title:


US$15,000,000                              ING BANK N.V. CURACAO

                                           By:  /s/
                                               --------------------------------
                                           Title:


US$5,000,000                               MIDLAND BANK PLC

                                           By:  /s/
                                               --------------------------------
                                           Title:

 US$15,000,000                             MORGAN GUARANTY TRUST COMPANY
                                             OF NEW YORK

                                           By:  /s/
                                               --------------------------------
                                           Title:


 US$14,000,000                             SANTANDER INVESTMENT BANK LIMITED

                                           By:  /s/
                                               --------------------------------
                                           Title:

 US$12,000,000                             SOCIETE GENERALE (CANADA)

                                           By:  /s/
                                               --------------------------------
                                           Title:


 US$8,000,000                              SOCIETE GENERALE, SOUTHWEST AGENCY

                                           By:  /s/
                                               --------------------------------
                                           Title:


 US$20,000,000                             WEST MERCHANT BANK LIMITED

                                           By:  /s/
                                               --------------------------------
                                           Title:

 US$220,000,000                            Total of the Commitments

                                   SCHEDULE I
                                LENDING OFFICES
                                 AND ADDRESSES
                                  FOR NOTICES


=================================================================================================
Name of Initial Lender                                  Lending Office and Address for Notices
-------------------------------------------------------------------------------------------------
Banque Europeenne pour L'Amerique Latine                LENDING OFFICE:
(BEAL) S.A.                                             Rue de l'Association 59
                                                        B-1000 Brussels
                                                        Belgium
                                                        Attn: Jean Marie Koziol
                                                        Telephone No.: 011-322-229-2020
                                                        Telecopier No.: 011-322-229-2035

                                                        NOTICES:
                                                        Same as above and
                                                        Tte. Juan D. Peron, 338
                                                        (1038) Buenos Aires, Argentina
                                                        Attn: Diego Garcia del Rio
                                                        Telephone No.: 011-541-342-8666
                                                        Telecopier No.: 011-541-334-9174
-------------------------------------------------------------------------------------------------
Banco Frances Uruguay S.A.                              LENDING OFFICE:
                                                        25 de Mayo 401
                                                        11000 Montevideo
                                                        URUGUAY
                                                        Attn: Carlos Glibbery
                                                        Telephone No.: 011-5982-96-2825/4986
                                                        Telecopier No.: 011-5982-96-0838

                                                        NOTICES: Same
-------------------------------------------------------------------------------------------------
Banco de Galicia y Buenos Aires                         LENDING OFFICE:
(Uruguay) S.A.I.F.E.                                    Rincon 487, 5o piso
                                                        Edificio Artigas, Montevideo
                                                        URUGUAY
                                                        Telephone No.: 011-598-96-0011
                                                        Telecopier No.: 011-598-96-2554

                                                        NOTICES:
                                                        Peron 407, 1o  Piso
                                                        (1038) Buenos Aires, Argentina
                                                        Attn: Domingo Valentino/Roy Glass
                                                        Telephone No.: 011-541-329-6395/96
                                                        Telecopier No.: 011-541-329-6395/96
=================================================================================================

===============================================================================================
Name of Initial Lender                                  Lending Office and Address for Notices
-----------------------------------------------------------------------------------------------

Banque de la Nacion Argentina                           LENDING OFFICE:
                                                        Succursale de Paris
                                                        29, Rue de Berri
                                                        75408 Paxis Cedex 08
                                                        FRANCE
                                                        Attn: Victor Gandini/Caxlos Vittori
                                                        Telephone No.: 011-331-53-83-77-99/82
                                                        Telecopier No.: 01l-331-45-63-67-69

                                                        NOTICES:
                                                        Same
-----------------------------------------------------------------------------------------------
Banco Rio dela Plata S.A. -                             LENDING OFFICE:
Grand Cayman Branch                                     P.O. Box 1109 - Midland Bank
                                                        Building, Fort St., George Town,
                                                        Grand Cayman, B.W.I.
                                                        Arm: Annabel Villar
                                                        Telephone No.: 011-5982-96-1416

                                                        NOTICES:
                                                        Bartolome Mitre 480, 7 degree Piso
                                                        1036 Buenos Aires, Argentina
                                                        Attn: Agustin Bullrich
                                                        Telephone No.: 011-541-340-1344/1189
                                                        Telecopier No.: 011-541-342-1164
-----------------------------------------------------------------------------------------------
Bank of America National                                LENDING OFFICE:
Trust and Savings Association                           500 Ellinwood Way, Suite 110
                                                        Pleasent Hill, CA 94523
                                                        UNITED STATES OF AMERICA
                                                        Telephone No.: (510) 603-3120
                                                        Telecopier No.: (510) 603-3142

                                                        NOTICES:
                                                        Attn: Ana Maria Carrier
                                                        25 de Mayo 555, 1 degree FL.
                                                        1002 Buenos Aires, Argentina
                                                        Telephone No.: 011-541-319-2689
                                                        Telecopier No.: 011-541-311-7294
===============================================================================================

===============================================================================================
Name of Initial Lender                                  Lending Office and Address for Notices
-----------------------------------------------------------------------------------------------
Bank of Montreal                                        LENDING OFFICE:
                                                        700 Louisiana, Suite 4400
                                                        Houston, TX  77002
                                                        UNITED STATES OF AMERICA
                                                        Attn: Jane Wiley, Client Services
                                                        Telephone No.: (713) 546-9744
                                                        Telecopier No.: (713) 225-1845

                                                        NOTICES:
                                                        Same
-----------------------------------------------------------------------------------------------
Creditanstalt- bankverein                               LENDING OFFICE:
                                                        125 London Wall
                                                        London EC 2Y 5DD
                                                        ENGLAND
                                                        Arm: Daryl Gayler
                                                        Telephone No.: 011-44-171-417-4863
                                                        Telecopier No.: 011-44-171-417-4803/4804

                                                        NOTICES:
                                                        Same
-----------------------------------------------------------------------------------------------
Pearl Street L.P.                                       LENDING OFFICE:
                                                        c/o Goldman, Sachs & Co.
                                                        85 Broad Street, 6th Floor
                                                        New York, NY 10004
                                                        UNITED STATES OF AMERICA
                                                        Attn: Kathy King
                                                        Telephone No.: (212) 902-1040
                                                        Telecopier No.: (212) 902-4597

                                                        NOTICES:
                                                        Same
===============================================================================================

===============================================================================================
Name of Initial Lender                                  Lending Office and Address for Notices
-----------------------------------------------------------------------------------------------
ING Bank N.V. Curacao                                   LENDING OFFICE:
                                                        Curacao Branch
                                                        Zeelandia Office Park
                                                        Kaya S.F.G. (Jombi) Mensing 14
                                                        Willemstad
                                                        CURACAO
                                                        Attn: Harry Kampschoer
                                                        Telephone No.: 011-5999-700000

                                                        NOTICES:
                                                        c/o ING Bank N.V. Buenos Aires
                                                        Bartolome Mitre 760, 6o Fl.
                                                        (1036) Capital Federal
                                                        Buenos Aires, Argentina
                                                        Attn: German Ranftl/Norma Messina
                                                        Telephone No.: 011-541-334-0123
                                                        Telecopier No.: 011-541-342-0951

-----------------------------------------------------------------------------------------------
Morgan Guaranty Trust Company of New York               LENDING OFFICE:
                                                        International Banking Facility
                                                        New York, NY
                                                        UNITED STATES OF AMERICA

                                                        NOTICES:
                                                        Corrientes 411
                                                        1043 Buenos Aires, Argentina
                                                        Attn: Gabriel Micheletti (Business Matters)
                                                        Telephone No.: 011-541-348-7345
                                                        Telecopier No.: 011-541-348-7228
                                                        Eduardo Menutti (Administrative Matters)
                                                        Telephone No.: 011-541-348-7309
-----------------------------------------------------------------------------------------------
Midland Bank plc                                        LENDING OFFICE:
                                                        27/32 Poultry
                                                        London EC2P 2BX
                                                        ENGLAND
                                                        Attn: A.P. Wilkinson
                                                        Telephone No.: 011-44/171-260-4531
                                                        Telecopier No.: 011-44/171-260-5950

                                                        NOTICES:
                                                        Same
===============================================================================================

===============================================================================================
Name of Initial Lender                                  Lending Office and Address for Notices
-----------------------------------------------------------------------------------------------
Santanider Investment Bank Limited                      LENDING OFFICE:
                                                        Bahamas Financial Center, 3rd Floor
                                                        Shirley and Charlotte Streets
                                                        Nassau
                                                        BAHAMAS

                                                        NOTICES:
                                                        Paseo La Castellana No. 32
                                                        Madrid 28046
                                                        Spain
                                                        Attn: Pilar Zatarain
                                                        Telephone No.: 011-341-520-9580
                                                        Telecopier No.: 011-341-575-8297
-----------------------------------------------------------------------------------------------
Societe Generale (Canada)                               LENDING OFFICE:
                                                        100 Yonge Street, Suite 1002
                                                        Toronto, Ontario M5C 2W1
                                                        CANADA
                                                        Telephone No.: (416) 364-2864
                                                        Telecopier No.: (416) 364-9996
                                                        Attn: Robert Sadokierski

                                                        NOTICES:
                                                        Same
-----------------------------------------------------------------------------------------------
Societe Generale, Southwest Agency                      LENDING OFFICE:
                                                        2001 Ross Avenue
                                                        Suite 4800
                                                        Dallas, TX 75201
                                                        UNITED STATES OF AMERICA
                                                        Attn: Angela Aldridge
                                                        Telephone No.: (214) 979-2767
                                                        Telecopier No.: (214) 754-0171

                                                        NOTICES:
                                                        Same
===============================================================================================

===============================================================================================
Name of Initial Lender                                  Lending Office and Address for Notices
-----------------------------------------------------------------------------------------------
West Merchant Bank Limited                              LENDING OFFICE:
                                                        33/36 Gracechurch Street
                                                        London EC 3V 0AX
                                                        ENGLAND
                                                        Attn: Jean-Louis Dazin/David Pepper
                                                        Telephone No.: 011-44-171-220-8501/8305
                                                        Telecopier No.: 011-44-171-283-6871
                                                        Colin Hatherall
                                                        Telephone No.: 011-44-171-220-8336
                                                        Telecopier No.: 011-44-171-626-1610

                                                        NOTICES:
                                                        Same
===============================================================================================

                                  SCHEDULE II
                            APPROVED ARGENTINE BANKS

Citibank, N.A., Buenos Aires
Banco de Boston S.A.
Banco Rio de la Plata S.A.
Banco de Galicia S.A.
Banco Frances S.A.
Deutsche Bank AG Suc. Buenos Aires
Lloyds Bank (BLSA) Ltd.
Banco Tornquist S.A.
Morgan Guaranty Trust Company
Banco Supervielle Societe Generale S.A.
Chemical Bank, Buenos Aires Branch (Chase Bank)
Banco de la Nacion Argentina
ABN-AMRO Bank
Banco Roberts S.A.
Banco Quilmes S.A.
Beal S.A. (West LB Group)
Banco Santarider
Banco General de Negocios S.A.
Bansud S.A.
Banque Nationale de Paris Suc. Buenos Aires
Banca Nazionale del Lavoro S.A.
Banco de la Provincia de Buenos Aires
Banco de Valores S.A.
Bank of America
ING Bank N.V. Buenos Aires

                                SCHEDULE 5.02(a)
                                 EXISTING LIENS

Lien in favor of Morgan Guaranty Trust Company of New York created in connection with the obligations of the Borrower under the Secured Promissory SMM Note in the principal amount of US$215,000,000 dated November 21, 1994 executed by the Borrower in favor of First Trust of New York, National Association, as Trustee.

                             EXHIBIT A - FORM OF
                                PROMISSORY NOTE

                            Form of Promissory Note

                             [Letterhead of CIESA]

                 PROMISSORY NOTE

         Compania de Inversiones de Energia S .A., a                Compania de Inversiones de Energia S.A., una sociedad
corporation existing under the laws of Argentina (the       existente bajo las leyes de la Repcblica Argentina (el
"Borrower"), by this Promissory Note hereby promises to     "Prestatario") por el presente Pagare se obliga a pagar, a la vista
pay at sight without protest, to the order of [      ]      y sin protesto, a   [---] (el "Prestamista") o a su orden, en la
(the "Lender"), at the office of the Administrative         oficina del Agente Administrativo ubicada en 1221 Avenue of the
Agent at 1221 Avenue of the Americas, New York, New         Americas, New York, New York, EE.UU., o en cualquier otro domicilio
York, USA or such other address as may be specified from    que oportunamente se notifique, la suma de [--] Millones de Do1ares
time to time, the principal sum of [______] Million         (U.S.$--.000.000) de capital, por igual valor recibido segcn
Dollars (U.S.$___,000,000), for value received under the    Contrato de Prestamo de fecha 15 de Mayo de 1996 (el  "Contrato de
Term Loan Agreement dated as of May 15, 1996 (the "Loan     Prestamo") celebrado entre el Prestatario, las instituciones
Agreement") by and between the Borrower, the financial      financieras alli enumeradas como Prestamistas, Ordenadores y
institutions listed therein as Lenders, Arrangers and       Agentes de Gerencia, y Societe Generale, Southwest Agency, Dallas,
Managing Agents, and Societe Generale, Southwest Agency,    Texas, EE.UU., como Agente Administrativo, con mas intereses sobre
Dallas, Texas, as Administrative Agent, and to pay          el capital mencionado a una tasa anual igual a la Tasa Eurodollar
interest over the mentioned amount of principal, at the     aplicable con mas el Margen Eurodollar.
applicable Eurodollar Rate plus the Eurodollar Margin.


1. "Eurodollar Business Day" mean any day of the year on    1. "Dia Laborable Eurodollar" significa cualquier dia del ano en el
which banks are not required or authorized by law to        que los bancos no esten requeridos ni autorizados por ley  a cerrar
close in New York City and on which commercial banks are    en la ciudad Nueva York, y en el cual los bancos comerciales esten
open for international business                             abiertos para negocios internacionales (incluyendo

 (including dealings in U.S. Dollar deposits) in London.     transacciones de dep6sitos en D61ares Estadounidenses) en
                                                             Londres.

 "Eurodollar Rate" means for any Interest Period (as         "Tasa Eurodollar" significa, para cualquier Periodo de Interes
 defined below) a rate per annum, as determined by the       (segcn se define en este Pagare) una tasa anual, establecida por
 Administrative Agent, equal to the rate per annum           el Agente Administrativo, igual a la tasa  anual obtenida de
 obtained by dividing (i) the average (rounded upwards,      dividir (i) el promedio (redondeado hacia arriba, de no ser
 if not such a multiple, to the nearest whole multiple       mcltiplo, hasta el mcltiplo entero mas cercano de 1/16 de 1% por
 of 1/16 of 1% per annum) of the rate per annum at which     ano) para depositos en Do1ares Estadounidenses ofrecidos por las
 deposits in U.S. Dollars are offered by the principal       oficinas principales en cada uno de Societe Generale, Bank of
 office of each of Societe Generale, Bank of America         America National Trust and Savings Association y Bank of
 National Trust and Savings Association and Bank of          Montreal (los "Bancos de Referencia") en Londres,  Reino Unido
 Montreal (the "Reference Lenders") in London, England to    de la Gran Bretana, a bancos de primera en el Mercado
 prime banks in the London interbank market at 11 a.m.       Interbancario de Londres a las 11:00 hs (hora de Londres) dos
 (London time) two Eurodollar Business Days before the       Dias Laborables Eurodollar previos a dicho Periodo de Interes en
 fast day of such Interest Period in an amount               un monto sustancialmente similar al capital que cada uno de
 substantially equal to the principal mount of such          dichos Bancos de Referencia mantiene como credito bajo el
 Reference Lender's outstanding credit under the Loan        Contrato de Prestamo y por un periodo igual a dicho Periodo de
 Agreement and for a period equal to such Interest           Interes, por (ii) un porcentaje equivalente a 100% menos la Tasa
 Period, by (ii) a percentage equal to 100% minus the        Porcentual de Reserva Eurodollar para dicho Periodo de Interes.
 Eurodollar Rate Reserve Percentage for such Interest
 Period.

 "Eurodollar Rate Reserve Percentage" means for any          "Tasa Porcentual de Reserva Eurodollar" significa, para,
 Interest Period the reserve percentage applicable two       cualquier Periodo de Interes, el porcentaje de reserva aplicable
 Eurodollar Business Days before the fast day of such        dos Dias Laborables Eurodollar anteriores al primer dia de dicho
 Interest Period under regulations issued from time to       Periodo de Interes bajo regulaciones emanadas de tiempo en
 time by the Board of Governors of the Federal Reserve       tiempo por el Board of Governors of the. Federal Reserve System
 System (or any successor) for determining the maximum       (o su sucesor), para determinar el requerimiento maximo de
 reserve requirement (including, without limitation, any     reserva (incluyendo, sin por ello
 emergency,

supplemental or other marginal reserve requirement) for     limitarse a, cualquier requerimiento de reserva de emergencia,
a member bank of the Federal Reserve System in New York     suplementario o marginal) para un miembro del Federal Reserve
City with respect to liabilities or assets consisting of    System en la ciudad de Nueva York con respecto a deudas o
or including Eurocurrency Liabilities (as defined in        activos consistentes en o incluyendo Pasivos en Eurodollares
Regulation D of the Board of Governors of the Federal.      (segcn definicion contenida en la Regulacion D emitida por el
Reserve System) having a term equal to such Interest        Board of Governors of the Federal Reserve System) con un
Period.                                                     termino igual a dicho Periodo de Interes.

"Eurodollar Margin" means a percentage per annum as         "Margen Eurodollar" significa un porcentaje anual segcn la
follows: (a) from and including the date of issuance of     siguiente escala: (a) desde e incluyendo la fecha de emision de
this Promissory Note (the "Issuance Date") to but           este Pagare (la "Fecha de Emision") y hasta, pero excluyendo, la
excluding the first Interest Step-Up Date (as defined       primera Fecha de Aumento de Interes (segcn la definicion
below): 2.40%: (b) from and including the first Interest    contenida en este Pagare): 2.40%; (b) desde e incluyendo la
Step-Up Date to but excluding the second interest Step-     primera Fecha de Aumento de Interes y hasta, pero excluyendo, la
Up Date: 2.75%; (c) from and including the second           segunda Fecha de Aumento de Interes: 2.75%; (c) desde e
Interest Step-Up Date to but excluding the third            incluyendo la segunda Fecha de Aumento de Interes y hasta, pero
Interest Step-Up Date: 3-20%; and (d) as from and           excluyendo, la tercera Fecha de Aumento de Interes: 3.20% y
including the third Interest Step-Up Date to and            (d) desde e incluyendo la tercera Fecha de Aumento de Interes y
including November __ 1997: 3.50%.                          hasta e incluyendo el ___ de Noviembre de 1997: 3.50%.

"Interest Period" means the period commencing on the        "Periodo de Interes" significa el periodo que comienza en la
Issuance Date and ending on the last day of the period      Fecha de Emision y termina en el cltimo dia del periodo
selected by the Borrower pursuant to the provisions         seleccionado por el Prestatario segcn lo previsto en este Pagare
below and, thereafter, each subsequent period commencing    y, de ahi en adelante, cada periodo subsiguiente que comience en
on the last day of the immediately preceding Interest       el cltimo dia del Periodo de Interes inmediatamente anterior y
Period and ending on the last day of the period selected    termine en el cltimo dia del periodo seleccionado por el
by the Bouower pursuant to the provisions below. The        Prestatario, segcn lo previsto en este Pagare. La duracion de
duration of each such Interest Period shall be three or     cada Periodo de Interes sera de tres o seis meses a
six months, as the Borrower may, upon

                                       4

notice received by the Administrative Agent not later       eleccion del Prestatario segcn notificacion
than 12:00 Noon (New York City time) on the third           que debera ser recibida por el Agente
Eurodollar Business Day prior to the first day of such      Administrativo hasta las 12 hs (hora de
Interest Period, select; provided, however that:            Nueva York) del tercer Dia Laborable
                                                            Eurodollar previo al primer dia del
                                                            Periodo de Interes seleccionado;
                                                            previendose, sin embargo, que:

 (i)  the Borrower may not select any Interest Period        (i)  el Prestatario no podra seleccionar
      that begins before and ends after an Interest               un Periodo de Interes qua comience
      Step-up Date or November __, 1997;                          antes y termine despues de una
                                                                  Fecha de Aumento de Interes o el
                                                                  ____de Noviembre de 1997;

(ii)  whenever the last day of any Interest Period          (ii) cualquier Periodo de Interes que de
      would otherwise occur on a day other than a                 otro modo terminaria en un Dia no-
      Eurodollar Business Day, the last day of such               Laborable Eurodollar terminara, en
      Interest Period shall be extended to occur on               cambio, en el siguiente Dia
      the next succeeding Eurodollar Business Day,                Laborable Eurodollar o, si ese Dia
      provided, however, that, if such extension would            Laborable Eurodollar se encuentra
      cause the last day of such Interest Period to               en otro mes calendario, en el Dia
      occur in the next following calendar month, the             Laborable Eurodollar
      last day of such Interest Period shall occur on             inmediatamente anterior; y
      the next preceding Eurodollar Business Day; and

(iii) whenever the first day of any Interest Period         (iii) cualquier Periodo de Interes que
      occurs on a day of a calendar month for which               comience en un mes calendario
      there is no numerically corresponding day in the            para el que no haya un dia que
      calendar month that succeeds such calendar month            corresponda numericamente en el
      by the number of months equal to the number of              mes calendario en el que ocurra el
      months in such Interest Period, such Interest               vencimiento de dicho Periodo de
      Period shall end on the last Eurodollar Business            Interes, terminara en el cltimo Dia
      Day of such succeeding calendar month.                      Laborable Eurodollar de dicho mes
                                                                  calendario del vencimiento.

   "Interest Step-Up Date" means the 6-month, 12-month and     "Fecha de Aumento de Interes" significa
   15-month anniversaries of the Issuance Date; provided,      los aniversarios de 6, 12 y 15 meses de la Fecha de Emision,
   however, that:                                              previendose, sin embargo, que:

 (i)  whenever an Interest Step-Up Date would                 (i)  cuando una Fecha de Aumento de Interes terminase, de otro
      otherwise occur on a day, other than a Eurodollar            modo, en un Dia no-Laborable Eurodollar, dicha Fecha de
      Business Day, such Interest.Step-Up Date shall be            Aumento de Interes terminara, en cambio, en el siguiente
      extended to occur on the next succeeding                     Dia Laborable Eurodollar o, si ese Dia Laborable Eurodollar
      Eurodollar Business Day, provided, however, that,            se encuentra en otro mes calendario, en el Dia Laborable
      if such extension would cause such Interest Step-            Eurodollar inmediatamente precedente; y
      Up Date to occur in the next following calendar
      mouth, such Interest Step-Up Date shall occur on
      the next preceding Eurodollar Business Day; and

 (ii) if the Issuance Date occurs on a day of a              (ii)  si la Fecha de Emision es un dia de un mes calendario pan
      calendar month for which there is no numerically             el que no haya un dia que corresponda numericamente en el
      corresponding day in the calendar month that                 mes calendario en el que ocurra una Fecha de Aumento de
      succeeds such calendar month by the number of                Interes, la Fecha de Aumento de Interes sera el cltimo Dia
      months specified above in respect of an Interest             Laborable Eurodollar de dicho mes calendario.
      Step-Up Date, such Interest Step-Up Date shall end
      on the last Eurodollar Business Day of such
      succeeding calendar month.

2. The agreed currency for payment under this Promissory    2. La moneda de pago acordada bajo este Pagare sera exclusivamente
   Note shall be exclusively U.S. Dollars, and payments        Do1ares Estadounidenses, y todos los pagos bajo el presente seran
   hereunder shall be made without deduction for any tax,      efectuados sin deduccion alguna por ningcn impuesto, tasa o
   impost or contribution, present or future, whether          contribucion existente o a crearse, sea Municipal, Provincial o
   Municipal, Provincial or National of the Republic of        Nacional de la Repcblica Argentina, los que seran
   Argentina, all of which shall be exclusively paid by the    pagados exclusivamente por el Prestatario.
   Borrower.

3. Interest hereunder shall be payable in arrears on the    3. Los intereses de este Pagare deberan
last day of each Interest Period and, if such Interest      ser pagados el (cltimo dia de cada Periodo de Interes y, si
Period has a duration of more than three months, on the     dicho Periodo de Interes tiene una duracion de mas de tres
three-month anniversary of the first day of such            meses,
Interest Period.                                            en la fecha que corresponda al aniversario de tres meses del primer dia de dicho Periodo de Interes.

4. If the day of the presentation of this Promissory        4. Si el dia de presentacion para el pago
Note for payment is not a Eurodollar Business Day, the      de este Pagare no fuese Dia Laborable Eurodollar, el pago
respective payment shall be made on the next succeeding     respectivo debera hacerse del Dia Laborable Eurodollar inmediato
Eurodollar Business Day.                                    siguiente.

5. All payments hereunder shall be made in immediately      5. Todos los pagos bajo el presente
available funds by deposit to Societe Generale, New         deberan efectuarse en fondos inmediatamente liquidables mediante
York, N.Y. (ABA #026004226) for credit to Account Number    acreditacion en la cuenta Societe Generale, New York, N.Y. (ABA
9035699 ref: CIESA or such other account as may be          # 026004226), por credito a cuenta ncmero 9035699, ref. CIESA
specified from time to time.                                S.A. o en cualquier otra cuenta
                                                            que oportunamente se especifique.


6. Any principal of or overdue interest on this             6. Cualquier monto de capital o intereses segcn este Pagare que
Promissory Note that is not paid when due shall bear        no sea pagado a su vencimiento incurrira en mora automatica
interest from the due date therefor (i) until the           y devengara intereses desde la fecha de mora (i) hasta la fecha
earlier of November __, 1997 and the date such amount       de pago efectivo en su totalidad o el ___ de Noviembre de 1997,
shall be paid in full at a rate per annum equal at all      lo que ocurra primero, a una tasa anual equivalente en todo
times to the sum of (x) the Eurodollar Rate then in         momento a la suma de (x) la Tasa Eurodollar vigente
effect plus (y) the Eurodollar Margin then in effect        para ese momento, mas (y) el Margen Eurodollar vigente para ese
plus (z) 2% and (ii) on and after November __, 1997         momento, mas (z) 2 %; y (ii) en y despues del ___  de Noviembre
until such amount shall be paid in full at a rate per       de 1997 y hasta que dicho monto sea pagado en su totalidad, a
annum equal at all times to the sum of (A) the              una tasa anual equivalente en todo momento a la suma de (A) la
Eurodollar Rate computed for the one-month period           Tasa Eurodollar computada para el periodo de un mes que comienza
beginning with such date of default and for successive      el ___ de Noviembre de 1997 y
one-month periods as though each were an Interest Period
plus (B) 5.50%. Interest under this Promissiory Note
shall be payable on

demand and on the date the relevant overdue amount         por periodos sucesivos como si cada uno
shall be paid in full.                                     de dichos periodos fuese un Periodo de Interes, mas (B) 5.50%.
                                                           Los intereses segcn este Pagare deberan ser pagados a la vista y en la fecha en que el monto atrasado relevante sea pagado
                                                           en su totalidad.


7. This Promissory Note shall, in all respects, be         7. Este Pagare estara en todo respecto sujeto a e interpretado de
governed by and construed in accordance with the           acuerdo con las leyes aplicables del Estado de New York, Estados
applicable law of the State of New York, United States     Unidos de America, excluyendo sus normas sobre conflicto de
of America, excluding its conflicts of laws rules,         leyes, previendose que, sin embargo, en relacion con cualquier
provided, however, that in connection with any legal       accion o procedimiento legal (con excepcion de una accion para
action or proceeding (other than an action to enforce a    exigir el cumplimiento de una sentencia obtenida en otra jurisdiccion)
judgment obtained in another jurisdiction) brought by      entablado por el tenedor de este Pagare en los tribcnales
the holder of this Promissory Note in the competent        competentes de la ciudad de Buenos Aires, Repcblica Argentina,
courts of the City of Buenos Aires, Republic of            este Pagare, para dicho proposito solamente: (a) se considerara
Argentina, this Promissory Note, for such purpose only:    un instrumento hecho de conformidad con las leyes aplicables de
(a) shall be deemed to be an instrmnent made under the     la Repcblica Argentina, y para dicho efecto
applicable laws of the Republic of Argentina, and for      se regira e interpretara de acuerdo con las leyes aplicables de
such purposes shall be governed by, and construed in       la Repcblica Argentina; (b) la obligacion del Prestatario de
accordance with, the applicable laws of the Republic of    pagar este Pagare, solo se tendra por cumplida por e1 pago en
Argentina; (b) the obligation of the Borrower to repay     Do1ares Estadonnidenses en la Ciudad de New York, EE.UU.,
this Promissory Note shall be dischargeable only by        debiendo devolverse al Prestatario el presente Documento dentro
payment in US Dollars in New York City, USA, and the       de los 5 Dias Laborables Eurodollares de recibido el pago; (c) se
Promissory Note shall have to be returned to the           renuncia expresamente a toda excepcion previa que no fuere pago
Borrower within 5 Eurodollar Business Days upon            documentado incluyendo esta renuncia
repayment; (c) preliminary exceptions are waived,          pero no limitandola a la misma a la excepcion de arraigo; y (d)
excluding documented payment, including such waiver,       este Pagare podra ser presentado para su cobro en el
but not limited to the request of a litigation bond
(excepcion de arraigo); and (d) this Promissory Note
can be submitted for payment within a maximum

term of two years as from the Issuance Date.               plazo maximo de dos anos a contar de la Fecha de Emision.

8.  For the interpretation, execution, compliance and      8.  Para la interpretacion, ejecucion, cumplimiento y
performance of this Promissory Note, the Borrower          exigibilidad de este
expressly submits to the non-exclusive jurisdiction of     Pagare, el Prestatario se somete expresamente a la jurisdiccion
(i) the United State District Court for the Southern       no exclusiva de (i) la Corte del Distrito para el Distrito Sur de
District of New York and of any New York State court       Nueva York y de cualquier corte competente del Estado de Nueva
sitting in New York City, USA and (ii) the Ordinary        York, EE.UU., y (ii) los Tribunales Ordinarios
Courts of the Federal District, Republic of Argentina,     de la Capital Federal, Repcblica
and by the execution and delivery of this Promissory       Argentina, y mediante la suscripcion y entrega de este Pagare, el
Note, the Borrower hereby irrevocably submits to each      Prestatario se somete irrevocablemente a cada una de dichas
of the stated jurisdictions at the election of holder      jurisdicciones a eleccion del tenedor de este Pagare, renunciando
hereof, expressly waiving any other jurisdiction to        expresamente a cualquier otro fuero al que el Prestatario
which the Borrower may now or in the future be entitled    tenga derecho o llegue a tenerlo en el futuro, en virtud de cualquier
for any reason whatsoever.                                 razon.

9.  This Promissory Note is executed in both the           9.  Este Pagare se suscribe en idioma
English and Spanish language, both of which shall bind     Ingles y Espanol, y ambas versiones obligaran al Prestatario,
the Borrower, but both of which shall constitute one       pero ambas constituiran un cnico y mismo
and the same instrument; provided, however, that in the    instrumento; quedando establecido, sin embargo, que en caso de
case of doubt as to the proper interpretation or           duda acerca de la correcta interpretacion de este Pagare,
construction of this Promissory Note, the English text     prevalecera el texto en Ingles, excepto en
shall be controlling, except if any action or              el caso de cualquier accion o
proceeding in respect of this Promissory Note is           procedimiento que respecto de este Pagare sea iniciado en la
brought in the Republic of Argentina or any political      Repcblica Argentina o
subdivision thereof, in which case, the Spanish text       en cualquiera de sus subdivisiones politicas, caso en el que
shall be controlling.                                      prevalecera el
                                                           texto en Espanol.


10. Nothing herein shall affect the right of the holder    10. Nada de lo aqui estipulado afectara
of this Promissory Note to (i) commence legal              los derechos del tenedor de este Pagare de (i) iniciar
proceedings or otherwise proceed against the Borrower      procedimientos legales o proceder de otra manera contra el
in any jurisdiction or to (ii) serve process in            Prestatario en cualquier jurisdiccion o (ii)

any other manner permitted by the laws of such             hacer notificaciones en cualquier otra manera permitida por las
jurisdiction.                                              leyes de dicha jurisdiccion.


11. The Borrower agrees to pay all costs of collection     11. El Prestatario se obliga a pagar, en
and reasonable attorneys fees in the event default         caso de incumplimiento, todos los gastos con motivo del cobro de
occurs in the payment of this Promissory Note.             este Pagare, incluyendo honorarios razonables de abogados.


         IN WITNESS WHEREOF, Compania de Inversiones de            EN TESTIMONIO DE LO CUAL, Compania de Inversiones de
Energia S.A. has duly executed and delivered this Note     Energia S.A. libra y entrega el presente Pagare en la Ciudad de
in the city of Buenos Aires, on May [__], 1996.            Buenos Aires, el [--] de Mayo de 1996.



              Compania de Inversiones de Energia S.A.
              Domicile/Domicilio
              in New York:             1633 Broadway, New York, N.Y.
                                       10019, USA (c/o CT Corporation System)

              in Buenos Aires:         Don Bosco 3672, piso 5
                                       Buenos Aires, Argentina


------------------------------------       -------------------------------------
Name/Nombre:                               Name/Nombre:
            ------------------------                   -------------------------
Title/Cargo:                               Title/Cargo:
            ------------------------                   -------------------------

                              EXHIBIT B - FORM OF
                              NOTICE OF BORROWING

Societe Generale, Southwest Agency,
  as Administrative Agent
  for the Lenders parties
  to the Loan Agreement
  referred to below
2001 Ross Avenue, Suite 4800
Dallas, Texas 75201                                                 [Date]

Attention: Angela Aldridge

Ladies and Gentlemen:

                 The undersigned, Compania de Inversiones de Energia S .A., refers to the Term Loan Agreement, dated as of May 15, 1996 (as mended or modified from time to time, the "Loan Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Arrangers, Managing Agents and Lenders parties thereto and Societe Generale, Southwest Agency, as Administrative Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Loan Agreement that the undersigned hereby requests the Borrowing (the "Proposed Borrowing") under the Loan Agreement, and in that connection sets forth below the information relating to the Proposed Borrowing as required by Section 2.02(a) of the Loan
Agreement:

       (i) The Eurodollar Business Day of the Proposed Borrowing is _____________, 1996.

       (ii)     The aggregate amount of the Proposed Borrowing is $___________.

       (iii) The initial Interest Period is __________ months and shall end on __________, 1996.

                 The undersigned hereby certifies that the representations and warranties contained in Section 4.01 of the Loan Agreement are correct on and as of the date hereof as though made on and as of such date.



                                           Very truly yours,

                                           COMPANIA DE INVERSIONES DE ENERGIA
                                           S.A.

                                           By
                                             ----------------------------------
                                           Title:

                             EXHIBIT C - FORM OF
                          ASSIGNMENT AND ACCEPTANCE


                 Reference is made to the Term Loan Agreement dated as of May 15, 1996 (as amended or modified from time to time, the "Loan Agreement") among Compania de Inversiones de Energia S.A., a sociedad anonima organized under the laws of the Republic of Argentina (the "Borrower"), the Arrangers, Managing Agents and Lenders (as defined in the Loan Agreement) and Societe Generale, Southwest Agency, as administrative agent for the Lenders (the "Administrative Agent"). Terms defined in the Loan Agreement are used herein with the same meaning.

                 The "Assignor" and the "Assignee" referred to on Schedule I hereto agree as follows:

                 1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Loan Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Loan Agreement. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

                 2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Loan Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note held by the Assignor and requests that the Administrative Agent exchange such Note for a new Note payable to the order of the assignee in an amount equal to the principal amount of the relevant Advance assigned to the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the principal amount of the relevant Advance assigned to the Assignee pursuant hereto and the Assignor in an amount equal to the balance of such principal amount, as specified on Schedule 1 hereto.

                 3. The Assignee (i) confirms that it has received a copy of the Loan Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;


--------------------

* Applicable only after the Borrowing Date.

         (ii) agrees that it will, independently and without reliance upon the Administrative Agent, any Arranger, any Managing Agent or the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement;
         (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Loan Agreement are required to be performed by it as a Lender.

                 4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

                 5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement.

                 6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Loan Agreement and the Note in respect of the interest assigned hereby (including, without limitation, all payments of principal and interest with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Agreement and the Notes for periods prior to the Effective Date directly between themselves.

                 7:       This Assignment and Acceptance shall be governed by,
         and construed in accordance with, the laws of the State of New York.

                 8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

                 IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1
                                       to
                           Assignment and Acceptance

Percentage interest assigned:                                      _____%
Assignee's Commitment:                                          $__________
Aggregate principal amount of Assignor's Advance:               $__________
Aggregate principal amount of Assignor's Advance assigned: $__________ Aggregate principal amount of Assignor's Advance not assigned: $__________
Principal amount of Note payable to Assignee:                   $__________
Principal amount of Note payable to Assignor:                   $__________


Effective Date:                         , 199
                ------------------------     --
                                                [NAME OF ASSIGNOR], as Assignor

                                                By:
                                                   ----------------------------
                                                Title:

                                                Dated:                 , 199
                                                      -----------------     --

                                                [NAME OF ASSIGNEE], as Assignee


                                                By:
                                                   ----------------------------
                                                Title:

                                                Lending Office:
                                                [Address]

                                                Address for Notices:
                                                [Address]

Accepted [and Approved] this
        day of               , 199
--------      ---------------     --

SOCIETE GENERALE, Southwest Agency,
  as Administrative Agent

By
  ---------------------

-----------------------


* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent.

** Required if the Assignee is an Eligible Assignee under clause (vi) of the definition of "Eligible Assignee."

Title:

[Approved this______________ day
of _________________, 199__

[NAME OF BORROWER]


By
  -----------------------
    Title:




------------------

*        Required if the Assignee is an Eligible Assignee under clause (iii),
         (iv), (v) or (vi) of the definition of "Eligible Assignee".

                     FIRST AMENDMENT TO TERM LOAN AGREEMENT


                 FIRST AMENDMENT TO TERM LOAN AGREEMENT (this "Amendment") dated as of May 15, 1996 by and among Compania de Inversiones de Energia S.A. (the "Borrower"), the financial institutions and other institutional lenders listed on the signature pages hereof (the "Lenders") and the Administrative Agent referred to below.

         PRELIMINARY STATEMENTS:

                 (1) The Borrower entered into a Term Loan Agreement dated as of May 15, 1996 (the "Loan Agreement") terms defined therein being used herein as therein defined unless otherwise defined herein) with the Lenders and Societe Generale, Banco Supervielle Societe Generale S.A. and Goldman Sachs & Co., as Arrangers, and Banque Europeenne pour L'Amerique Latine (BEAL) S.A., Banco Rio de la Plata S.A. - Grand Cayman Branch, Bank of America National Trust and Savings Association, Bank of Montreal, ING Barings, Morgan Guaranty Trust Company of New York and West Merchant Bank Limited, as Managing Agents, and Societe Generale, Southwest Agency, as Administrative Agent.

                 (2) The parties hereto have agreed to amend the Loan Agreement as hereinafter set forth.

                 SECTION 1. Amendments to Loan Agreement. (a) The following definition of "Consolidated Net Worth" is hereby added to Section 1.01 of the Loan Agreement:

                 "Consolidated Net Worth" means at any date the difference between total assets and total liabilities, as the same would appear on a consolidated balance sheet of the Borrower and its Subsidiaries at such date prepared in accordance with Frozen Argentine GAAP.

                 (b)      The definition of "Total Capitalization" in Section
1.01 of the Loan Agreement is hereby amended in its entirety to read as follows:

                 "Total Capitalization" means at any date the sum of (i) Consolidated Debt of the Borrower at such date and (ii) Consolidated Net Worth of the Borrower at such date, all as determined in accordance with Frozen Argentine GAAP.

                 SECTION 2. Reference to and Effect on the Loan Agreement. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement, as amended hereby. This Loan Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby ratified and confirmed.

                 SECTION 3. Effectiveness of this Amendment. This Amendment shall become effective as of the date first above written when and if counterparts of this Amendment shall have been executed by the Borrower and the Required Lenders. This Amendment is subject to the provisions of Section 8.01 of the Loan Agreement.

                 SECTION 4. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                 SECTION 5. Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.


                                  COMPANIA DE INVERSIONES DE ENERGIA S.A.


                                  By: /s/
                                     -----------------------------------------
                                           Name:
                                           Title:



                                  BANQUE EUROPEENNEE POUR L'AMERIQUE
                                        LATINE (BEAL) S.A.



                                  By: /s/
                                     -----------------------------------------
                                           Title: